UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Speedway Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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5555 CONCORD PARKWAY SOUTH

CONCORD, NORTH CAROLINA 28027

March 21, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Speedway Motorsports, Inc. to be held at 3:00 p.m. Eastern Daylight Time on Wednesday, April 19, 2017, at the Smith Tower located at Charlotte Motor Speedway at 5555 Concord Parkway South, Concord, North Carolina 28027. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on Wednesday, April 19, 2017, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or, if your shares are held in a stock brokerage account or by a bank or other holder of record, in another manner allowed by the holder of record.

On behalf of the Board of Directors,

Sincerely,

O. Bruton Smith

Executive Chairman

Voting Your Proxy Is Important

PLEASE SIGN AND DATE YOUR PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

Speedway Motorsports, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Concord, NC

March 21, 2017

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. will be held at the Smith Tower located at Charlotte Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina 28027 on Wednesday, April 19, 2017, at 3:00 p.m., Eastern Daylight Time (the “Annual Meeting”) for the following purposes, as described in the accompanying Proxy Statement:

•	To elect Mr. William R. Brooks, Mr. Mark M. Gambill and Mr. James P. Holden as members of our Board of Directors, each for a term of three years;

•	To hold an advisory vote to approve named executive officer compensation;

•	To hold an advisory vote on the frequency of stockholder advisory vote on named executive officer compensation;

•	To approve the Speedway Motorsports, Inc. 2013 Stock Incentive Plan, Amended and Restated as of April 19, 2017;

•	To approve the Speedway Motorsports, Inc. Incentive Compensation Plan, Amended and Restated as of April 19, 2017; and

•	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of our common stock at the close of business on March 1, 2017 will be entitled to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or, if your shares are held in a stock brokerage account or by a bank or other holder of record, in another manner allowed by the holder of record.

J. Cary Tharrington IV

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 19, 2017: The Proxy Statement, the accompanying proxy card and the Annual Report to Security Holders are available at

www.speedwaymotorsports.com.

GENERAL

Introduction

The Board of Directors (the “Board”) of Speedway Motorsports, Inc. (“SMI” or the “Company”) is soliciting your proxy to be voted at the 2017 Annual Meeting of Stockholders to be held on Wednesday, April 19, 2017, at 3:00 p.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be held at the Smith Tower located at Charlotte Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina 28027. Only holders of record of SMI’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on March 1, 2017 (the “Record Date”) are entitled to receive notice of the Annual Meeting, to receive this Proxy Statement, including the accompanying proxy card, and to vote at the Annual Meeting.

How to Vote

This Proxy Statement, including the accompanying proxy card, is first being sent to stockholders on or about the date hereof.

Stockholders may vote using any of the following methods:

•

By Mail. Be sure to complete, sign and date the proxy card and return it in the prepaid envelope. If you are a “holder of record” (i.e., your shares are registered directly in your name with American Stock Transfer & Trust Company, SMI’s transfer agent), and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board.

•

By Telephone or on the Internet. If you are a “beneficial owner” (i.e., your shares are held in a stock brokerage account or by a bank or other holder of record), telephone and Internet voting may be available to you depending on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy card.

•

In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

If you are a holder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•	Written notice to SMI’s Corporate Secretary at Speedway Motorsports, Inc., 5401 E. Independence Boulevard, Charlotte, North Carolina 28212, received prior to the date of the Annual Meeting;

•	Timely delivery of a valid, later-dated proxy; or

•	Voting by ballot at the Annual Meeting.

If you are a beneficial owner, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

All shares that have been properly voted and not revoked will count as voted at the Annual Meeting.

Representatives of SMI’s transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

Number of Shares Outstanding and Voting

SMI had 41,086,813 shares issued and outstanding as of the Record Date and entitled to be voted at the Annual Meeting. At the Annual Meeting, holders of Common Stock will have one vote per share.

In order to establish a quorum at the Annual Meeting, a majority of the shares entitled to vote must be present either in person or by proxy.

Abstentions and “uninstructed shares” that are voted by the holder of record are counted as present and entitled to vote for purposes of determining a quorum. An “uninstructed share” occurs when a bank, broker or other holder of record holding shares for a beneficial owner may exercise discretionary voting authority on routine proposals because that holder of record has not received voting instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record may not vote on the election of directors or any stockholder proposals properly brought before the meeting absent instructions from you. As of the date of this Proxy Statement, the Company was not aware of any stockholder proposals for the Annual Meeting.

Proposal 1 - Election of Directors. A plurality of the votes cast is required for the election of directors to the Board. This means that the director-nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director-nominee. Abstentions are not counted for purposes of the election of directors. In addition, broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote. A “broker non-vote” occurs if the holder of record chooses not to vote the uninstructed shares on a routine matter or is not permitted to vote the uninstructed shares on a non-routine matter.

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation. The votes cast “for” must exceed the votes “against” to approve named executive officer compensation. Abstentions are not counted as votes “for” or “against” this proposal. In addition, broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote. The vote for this proposal is non-binding. However, the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

Proposal 3 - Advisory Vote on the Frequency of Stockholder Advisory Vote on Named Executive Officer Compensation. The votes cast “for” must exceed the votes “against” to approve named executive officer compensation. Abstentions are not counted as votes “for” or “against” this proposal. In addition, broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote. The vote for this proposal is non-binding. However, the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

Proposal 4 - Approval of the Speedway Motorsports, Inc. 2013 Stock Incentive Plan, Amended and Restated as of April 19, 2017. The votes cast “for” must exceed the votes “against” to approve the Speedway Motorsports, Inc. 2013 Stock Incentive Plan, Amended and Restated as of April 19, 2017. Under applicable New York Stock Exchange (“NYSE”) listing standards, the total votes cast on this proposal must also represent more than 50% of all shares of common stock entitled to vote on the proposal. You may vote “for” or “against” the proposal, or you may abstain from voting on the proposal. Abstentions and, if applicable, broker non-votes are not counted for this proposal.

Proposal 5 – Approval of the Speedway Motorsports, Inc. Incentive Compensation Plan, Amended and Restated as of April 19, 2017. The votes cast “for” must exceed the votes “against” to approve the Speedway Motorsports, Inc. Incentive Compensation Plan, Amended and Restated as of April 19, 2017. Under applicable NYSE listing standards, the total votes cast on this proposal must also represent more than 50% of all shares of common stock entitled to vote on the proposal. You may vote “for” or “against” the proposal, or you may abstain from voting on the proposal. Abstentions and, if applicable, broker non-votes are not counted for this proposal.

Website

Our website is www.speedwaymotorsports.com. We use our website as a method of distribution for Company information. We make available free of charge on the Investors-Financials section of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (the “SEC”). We also make available through our website other reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our proxy materials and reports filed by officers and directors pursuant to Section 16(a) of the Exchange Act, as well as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Categorical Standards for Director Independence and the charters of each committee of the Board. We do not intend for information included on our website to be part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 10, 2017 by:

•	Each person or entity known by SMI to beneficially own more than five percent of the Common Stock;

•	Each director and nominee to the Board;

•	Each executive officer of SMI listed in the Summary Compensation Table in the “2016 Executive Compensation” section of this Proxy Statement (“named executive officers”); and

•	All directors and executive officers of SMI as a group.

Except as otherwise indicated below, each person or entity named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Unless otherwise noted, the address for the beneficial owners is 5555 Concord Parkway South, Concord, North Carolina 28027.

Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent
O. Bruton Smith(1)	29,011,376	70.6%
Sonic Financial Corporation(1) (2)	23,700,000	57.7
OBS Holdings, LLC(1) (2)	5,300,000	12.9
Marcus G. Smith(3)	29,232,337	71.2
B. Scott Smith(4)	29,000,000	70.6
David Bruton Smith(4)	29,000,000	70.6
Dimensional Fund Advisors LP(5)	3,107,188	7.6
William R. Brooks	198,479	*
Bernard C. Byrd, Jr.	7,198	*
Mark M. Gambill(6)	48,535	*
James P. Holden	34,535	*
Tom E. Smith	39,535	*
All directors and executive officers as a group (six persons)	29,560,619	72.0%

*	Less than one percent

(1)

This amount includes the shares shown as beneficially owned by Sonic Financial Corporation (“Sonic Financial”) and OBS Holdings, LLC (“OBS Holdings”), which Mr. O. Bruton Smith beneficially owns with Messrs. Marcus G. Smith, B. Scott Smith and David Bruton Smith. An aggregate of 500,000 shares have been pledged by Sonic Financial as security for loans.

(2)	This entity’s address is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.

(3)

Includes 127,152 restricted stock units granted to Mr. Smith under the Speedway Motorsports, Inc. 2013 Stock Incentive Plan (the “2013 Stock Incentive Plan”), which may be settled only in shares of Common Stock. Also includes shares shown as beneficially owned by Sonic Financial and OBS Holdings, which Mr. Marcus G. Smith beneficially owns with Messrs. O. Bruton Smith, B. Scott Smith and David Bruton Smith. Approximately 71,656 shares are pledged by Mr. Marcus G. Smith as security for loans.

(4)	Includes shares shown as beneficially owned by Sonic Financial and OBS Holdings, which Messrs. B. Scott Smith and David Bruton Smith beneficially own with Messrs. O. Bruton Smith and Marcus G. Smith.

(5)

This entity’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. This information is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP (“DFA”). DFA is an investment advisor in accordance with Rule 13d-1(b) (1) (ii) (E) of the Exchange Act. The filing indicates that DFA has sole voting control over 3,012,916 shares and sole dispositive power over 3,107,188 shares.

(6)	Mr. Gambill disclaims beneficial ownership of 200 shares.

For additional information concerning options, restricted stock and restricted stock units granted to the Company’s named executive officers, see the “2016 Executive Compensation” section of this Proxy Statement. For additional information concerning the options and restricted stock granted to certain of the Company’s directors, see the “2016 Director Compensation” section of this Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board follows the procedures and standards that are set forth in the Company’s Corporate Governance Guidelines. In addition, SMI is committed to conducting business ethically and legally throughout the organization. The Company’s Code of Business Conduct and Ethics guides the Company’s directors, officers (including our executive chairman, chief executive officer, chief financial officer and treasurer, and chief accounting officer) and employees to live up to SMI’s high ethical standards. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the Investors-Governance page of our website at www.speedwaymotorsports.com. Printed copies may be obtained upon written request to SMI’s Corporate Secretary at Speedway Motorsports, Inc., 5401 E. Independence Boulevard, Charlotte, North Carolina 28212. We post any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed by SEC or NYSE rules, on our website.

Board and Committee Member Independence

SMI qualifies as a “controlled company” for purposes of the listing standards of the NYSE and is, therefore, not required to comply with the NYSE requirement that a listed company have a majority of independent directors. Notwithstanding SMI being a controlled-company, SMI is committed to having its Board membership comprised of a majority of independent directors as evidenced by SMI’s Corporate Governance Guidelines.

SMI’s non-management directors hold meetings, separate from management, at least four times per year. Those meetings are presided over by the Company’s Lead Independent Director, Mr. James P. Holden. In Mr. Holden’s absence, the other independent directors will choose a different independent director to preside over such meetings. (See more about the role of the Lead Independent Director in “Board Leadership Structure and Role in Risk Oversight” below.)

The Nominating/Corporate Governance Committee regularly reviews the independence of all directors on the Board and reports its findings to the Board, which then makes regular determinations as to director independence as described below. The Board relies upon the Company’s Categorical Standards for Director Independence, which the Board adopted to assist in evaluating the independence of each of its directors. SMI’s Categorical Standards for Director Independence are available on the Investors-Governance page of our website at www.speedwaymotorsports.com. The Board has determined that Mr. Bernard C. Byrd, Jr., Mr. Mark M. Gambill, Mr. James P. Holden and Mr. Tom E. Smith are currently independent within the meaning of the NYSE’s current listing standards and SMI’s Categorical Standards for Director Independence. In addition, the Board has determined that all members of the Audit Committee are independent under SEC Rule 10A-3 and that all members of the Compensation Committee are independent in accordance with Section 16 of the Exchange Act, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and NYSE independence standards specific to the compensation committee. The Board’s determination was based, in part, upon its assessment of each director’s relationship with SMI and the materiality of that relationship in light of all relevant facts and circumstances from the standpoint of the director in his individual capacity and the persons to which the director is related and organizations with which the director is affiliated. In reaching this determination, the Board has relied upon representations made by its directors and executive officers in questionnaires and discussions between the foregoing individuals, the Nominating/Corporate Governance Committee and the Board. With respect to Mr. Holden, the Board considered his service as a member of the board of directors of SiriusXM Radio, Inc., a sponsor of NASCAR and a contract party with the Company’s subsidiary, Performance Racing Network, and the board of directors of Snap-on, Inc., a contract party with several of the Company’s subsidiaries. The Board determined that the relationships were immaterial and that Mr. Holden remains independent. The Board also considered Mr. Byrd’s prior service on the board of directors for Sonic Automotive, Inc. (“SAI”), a company controlled by Mr. O. Bruton Smith and Mr. Marcus G. Smith, and his current employment as a division vice president for SAI. The Board concluded that such service and employment did not compromise his independence as a Board member for the Company. Mr. Tom E. Smith is not related to Messrs. O. Bruton Smith or Marcus G. Smith.

Board Leadership Structure and Role in Risk Oversight

The Company’s Executive Chairman, Mr. O. Bruton Smith, serves as the Chairman of the Board, and Marcus G. Smith serves as Chief Executive Officer. The Board believes that this leadership structure is optimal for the Company at this time because Mr. O. Bruton Smith’s extensive experience and status as a pioneer in the motorsports industry and founder of the Company provides SMI with strong and consistent leadership, while Mr. Marcus G. Smith’s years of experience in various leadership positions with the Company provide an appropriate balance in the Company’s overall leadership. Mr. Holden is the Company’s Lead Independent Director. Mr. Holden coordinates providing feedback from other non-management members of the Board to the Executive Chairman, the Chief Executive Officer, and other Company management regarding business issues. Mr. Holden is also the director who presides over the regularly scheduled meetings of the Company’s non-management directors.

The Board has not adopted a policy regarding the separation of the position of Chairman of the Board from the Chief Executive Officer. The Board believes that the absence of a policy requiring either the separation or combination of the positions provides the Board with the flexibility to determine the leadership structure that is in the best interests of the Company and its stockholders at the time.

Management is responsible for managing the Company’s risk and for bringing to the Board’s attention areas of risk that are material to the Company. The Board, including through its committees, all of which are comprised solely of independent directors, and through regular meetings of the independent directors without management present, regularly reviews areas of risk to the Company and advises and directs management on the scope and implementation of policies, strategy and other actions designed to address risk. The Company’s Audit Committee also reviews risks and works with management and the Company’s independent auditors to identify and address areas of significant risk to the Company. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through the Company’s Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, compliance with applicable laws and regulations and risks associated with related person transactions and potential conflicts of interest. The Nominating/Corporate Governance Committee monitors the Company’s compliance with its Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Company’s Compensation Committee reviews and evaluates potential risks related to compensation programs for executive officers of the Company, and the risks to the Company from SMI’s compensation policies and practices generally.

Communications to the Board

Stockholders and other parties interested in communicating with the Board as a group regarding Board-related matters may do so by writing to the Executive Chairman, c/o J. Cary Tharrington IV, Senior Vice President and General Counsel, Speedway Motorsports, Inc., 5401 E. Independence Boulevard, Charlotte, North Carolina 28212. The Company’s General Counsel will review the facts and circumstances outlined in the communication and pass appropriate materials on to the Board. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will be excluded. Any correspondence relating to accounting, internal controls or auditing matters will be immediately brought to the attention of the members of the Company’s Audit Committee for consideration in accordance with established procedures. Communications intended for the Lead Independent Director or other non-management directors should be directed to the Lead Independent Director at the address above.

COMMITTEES OF THE BOARD AND BOARD MEETINGS

There are three standing committees of the Board: the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee. The Audit Committee is currently comprised of Messrs. Mark M. Gambill (Chairman), Bernard C. Byrd, Jr., James P. Holden and Tom E. Smith. The Nominating/Corporate Governance Committee is currently comprised of Messrs. James P. Holden (Chairman), Bernard C. Byrd, Jr. and Tom E. Smith. The Compensation Committee is currently comprised of Messrs. Tom E. Smith (Chairman), Bernard C. Byrd, Jr., Mark M. Gambill and James P. Holden. (See “Board and Committee Member Independence” above for details regarding the Board’s independence determinations with respect to the members of each of the committees.)

Audit Committee

The Audit Committee, which held nine meetings in 2016, is responsible for the selection of the Company’s independent registered public accounting firm; reviews and approves the scope of the annual audit; approves annual audit fees and services; reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board; reviews with the Company’s auditors the effectiveness of the Company’s system of internal control over financial reporting, disclosure controls and procedures and the associated role of management; reviews transactions between the Company and its officers, directors and principal stockholders; reviews and discusses with management and the auditors the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and interim financial information included in quarterly earnings announcements; approves non-audit fees and services rendered by the auditors and performs such other functions and exercises such other powers as the Board from time to time may determine. The committee’s role in risk oversight is set forth above in the “Board Leadership Structure and Role in Risk Oversight” section of this Proxy Statement. The Audit Committee operates under a formal charter that governs its duties and conduct. The charter is available on the Investors-Governance page of our website at www.speedwaymotorsports.com. A printed copy may be obtained upon written request to SMI’s Corporate Secretary at Speedway Motorsports, Inc., 5401 E. Independence Boulevard, Charlotte, North Carolina 28212. The Board has determined in the exercise of its business judgment that Messrs. Gambill, Byrd and Holden each is an “audit committee financial expert” under applicable SEC regulations, and that all members of the Audit Committee are financially literate.

The following is the Audit Committee Report for the year ended December 31, 2016.

Audit Committee Report

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the independent registered public accounting firm any relationships or services that might impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and reviewed with management, and the independent registered public accounting firm, the quality and adequacy of the Company’s internal control over financial reporting, and discussed and reviewed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards and the Public Company Accounting Oversight Board, with and without management present. The Audit Committee discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2016 with management and the independent registered public accounting firm.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company, and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (b) the representations of the independent registered public accounting firm appearing in the auditors’ report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting and auditing standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Audit Committee

Mark M. Gambill, Chairman

Bernard C. Byrd, Jr.

James P. Holden

Tom E. Smith

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee, which held two meetings in 2016, assists the Board in identifying and recommending individuals qualified to become members of the Board, monitors and reviews corporate governance issues and develops and recommends to the Board corporate governance principles applicable to the Board, the Company and its business strategy and operations, including those set forth in SMI’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. Messrs. William R. Brooks, Mark M. Gambill and James P. Holden were recommended to the Board as director-nominees to stand for election at the Annual Meeting by the Nominating/Corporate Governance Committee. The committee’s role in risk oversight is set forth above in the “Board Leadership Structure and Role in Risk Oversight” section of this Proxy Statement. The Nominating/Corporate Governance Committee operates under a formal charter that governs its duties and conduct. The charter is available on the Investors-Governance page of our website at www.speedwaymotorsports.com. A printed copy may be obtained upon written request to SMI’s Corporate Secretary at Speedway Motorsports, Inc., 5401 E. Independence Boulevard, Charlotte, North Carolina 28212.

Director Nomination Criteria and Process

Directors may be nominated by the Board in accordance with the Company’s Certificate of Incorporation and Bylaws, as both have been amended to date. The procedures used by the Nominating/Corporate Governance Committee to identify and evaluate nominees for director positions involve members of the committee drawing on their contacts in the business community and directly soliciting and interviewing candidates and reviewing director questionnaire responses and background checks of prospective nominees. The Nominating/Corporate Governance Committee reviews all nominees for the Board in accordance with the committee’s charter. Given the size and resources of the Nominating/Corporate Governance Committee as well as the number of Company stockholders, the Board believes the committee does not have the resources to thoroughly review the number of Board nominations that would likely be received if the committee accepted unsolicited nominations from stockholders. Accordingly, it is the Nominating/Corporate Governance Committee’s policy not to accept unsolicited nominations to the Board from stockholders.

The assessment of a nominee’s qualifications will include, at a minimum, a review of Board member criteria listed in the Company’s Corporate Governance Guidelines including, among other things, the following:

•	Ability to use sound judgment;

•

Substantive knowledge in areas of importance to the Company (such as accounting or finance, business or management, industry knowledge, customer-based perspective, sponsorship relationships, strategic planning and leadership);

•	Diversity (background and experience);

•

Skills (financial literacy and financial expertise for members of the Audit Committee, management and consulting experience for members of the Compensation Committee and leadership and strategic planning for members of the Nominating/Corporate Governance Committee);

•	Service on the boards of directors of other public companies;

•	Integrity, honesty and fairness;

•	Thorough understanding of the Company’s business;

•	Independence under the various applicable standards; and

•	Such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the Board’s current needs at the time such director is nominated.

The Nominating/Corporate Governance Committee will select qualified nominees and review its recommendations with the full Board, which will decide whether to nominate a Board candidate. The Board intends that each director contribute knowledge, experience and skill in at least one area of importance to the Company. Nominees should neither have nor appear to have a conflict of interest that would impair the nominee’s ability to represent the interests of all Company stockholders and to otherwise fulfill the stated responsibilities of a director.  A nominee should also be able to work well with other directors and executives of the Company and should have independent opinions and be willing to state them in a constructive manner and be willing to comply with other guidelines as adopted by the Board.

As part of the Nominating/Corporate Governance Committee’s assessment of a prospective director-nominee’s skill, experience, knowledge and judgment, the committee considers diversity of background and personal experience. The Board should be composed ideally of persons having a diversity of skills, background and experience that are useful to SMI and its present and future needs. However, the Nominating/Corporate Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director-nominees, and a nominee’s background and personal experience, while important, do not necessarily outweigh other attributes or factors the committee may consider.

When considering potential nominees for the Board, the Nominating/Corporate Governance Committee considers the standards above and each potential nominee’s individual qualifications in light of the needs of the Board at such time and its anticipated needs in the future.

Compensation Committee

The Compensation Committee, which held four meetings in 2016, administers certain compensation and employee benefit plans of the Company, reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, equity-based compensation and other benefits of all executive officers and certain other non-executive employees of the Company. The Compensation Committee administers the 2004 Stock Incentive Plan, the Speedway Motorsports, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), the 2013 Stock Incentive Plan and the Speedway Motorsports, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). The Compensation Committee periodically reviews the Company’s executive development and succession planning and executive compensation programs.

The Compensation Committee also takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee’s program for executive officers is set forth below in “Compensation Discussion and Analysis” in the “2016 Executive Compensation” section of this Proxy Statement. The committee’s role in risk oversight is set forth above in the “Board Leadership Structure and Role in Risk Oversight” section of this Proxy Statement. The Compensation Committee operates under a formal charter that governs its duties and conduct, which expressly allows the committee to delegate to a subcommittee consisting of Compensation Committee members such duties and responsibilities that the majority of the committee approves. The charter is available on the Investors-Governance page of our website at www.speedwaymotorsports.com. A printed copy may be obtained upon written request to SMI’s Corporate Secretary at Speedway Motorsports, Inc., 5401 E. Independence Boulevard, Charlotte, North Carolina 28212.

Compensation Committee Interlocks and Insider Participation

Messrs. Tom E. Smith, Bernard C. Byrd, Jr., Mark M. Gambill, and James P. Holden served on the Company’s Compensation Committee in 2016. No member of the Compensation Committee was an officer or employee of the Company, no executive officer of the Company served on the compensation committee or board of directors of any company one of whose executive officers served on the Company’s Compensation Committee, and no executive officer of the Company served as a member of the compensation committee of another company one of whose executive officers served as a director of the Company.

Attendance at Board and Committee Meetings

During 2016, there were four meetings of the Board, with all directors attending at least 75% of all Board meetings and of all meetings held by committees of the Board on which they served. The Company encourages all Board members to attend its annual meeting of stockholders. However, SMI does not have a policy regarding director attendance at annual meetings of stockholders. All directors attended the Company’s 2016 annual meeting of stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election to the Board

Directors of SMI are elected at the annual meeting of stockholders to serve staggered terms of three years and until their successors are elected and qualified. The Board currently consists of seven directors.

•	The terms of Messrs. O. Bruton Smith and Bernard C. Byrd, Jr. expire at the 2019 annual meeting of stockholders;

•	The terms of Messrs. Marcus G. Smith and Tom E. Smith expire at the 2018 annual meeting of stockholders;

•	The terms of Messrs. William R. Brooks, Mark M. Gambill and James P. Holden expire at the Annual Meeting.

If elected, each director-nominee will serve until the 2020 annual meeting of stockholders and until his successor is elected and qualified, except as otherwise provided in SMI’s Certificate of Incorporation and Bylaws, as both have been amended to date. If for any reason a director-nominee is not a candidate when the election occurs, proxies will be voted in favor of the other director-nominee and may be voted for a substitute director-nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The Board unanimously recommends a vote FOR the election of Messrs. William R. Brooks, Mark M. Gambill and James P. Holden as members of the Board.

Directors, Director-Nominees and Executive Officers

O. Bruton Smith, 90, the Company’s founder and majority stockholder, has been the Executive Chairman since February 2015, and has been Chairman of the Board of SMI since its organization in 1994. Prior to his appointment as Executive Chairman, Mr. Smith had been Chief Executive Officer since 1994. Mr. Smith has been Executive Chairman of Charlotte Motor Speedway, LLC, a wholly-owned subsidiary of SMI, and its predecessor entities (“CMS”), which he originally founded in 1959 since September 2015. Prior to his appointment, Mr. Smith has served as the Chief Executive Officer and a board member of CMS since 1975. Regarding the Company’s other subsidiaries, Mr. Smith, until September 2015, was the Chief Executive Officer of (i) Atlanta Motor Speedway, LLC (“AMS”) since its acquisition in 1990, (ii) of Texas Motor Speedway, Inc. (“TMS”) since its formation in 1995, (iii) of Bristol Motor Speedway, LLC (“BMS”) since its acquisition in 1996, (iv) Speedway Sonoma, LLC (“Sonoma Raceway”) since its acquisition in 1996, (v) Nevada Speedway, LLC d/b/a Las Vegas Motor Speedway (“LVMS”) since its acquisition in 1998, (vi) New Hampshire Motor Speedway, Inc. (“NHMS”) since its acquisition in 2008 and (vii) Kentucky Raceway, LLC d/b/a Kentucky Speedway (“KyS”) since its acquisition in 2008. Mr. Smith has been Executive Chairman of AMS, TMS, BMS, Sonoma Raceway, LVMS, NHMS and KyS since September 2015. In addition, Mr. Smith serves as the Executive Chairman, Chief Executive Officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Smith also serves as the Executive Chairman and as a director of SAI. Mr. Smith also owns and operates Sonic Financial, a private business which owns a majority of the Common Stock, among other activities. Mr. Smith is the father of Mr. Marcus G. Smith. Mr. Smith has been in the motorsports business since the sport’s beginnings in the 1940s and has been a leader in motorsports innovation throughout its history. In January 2016, Mr. Smith was inducted into the NASCAR Hall of Fame. Mr. Smith’s experience and accomplishments led the Board to conclude that he is qualified to serve as a Board member.

Marcus G. Smith, 43, became a director of SMI in 2004 and was appointed Chief Executive Officer in February 2015. Mr. Smith continues to serve as President of SMI, a position he has held since May 2008. Mr. Smith previously served as Chief Operating Officer from May 2008 to February 2015. Prior to that appointment, Mr. Smith served as Executive Vice President of National Sales and Marketing for SMI since 2004. Mr. Smith was also appointed President and General Manager of CMS in May 2008. Mr. Smith joined the Company in 1996 as a sales associate at CMS and was named Manager of New Business Development in 1999. In September 2015, Mr. Smith was appointed to serve as Chief Executive Officer of AMS, BMS, KyS, LVMS, NHMS, Sonoma Raceway and TMS. Prior to that appointment, Mr. Smith served as the Chief Operating Officer, or in a similar capacity since 2008. Mr. Smith is the son of Mr. O. Bruton Smith. Mr. Smith grew up in the motorsports business, and successfully led one of the Company’s most important drivers of revenue, corporate sales and marketing. That experience led the Board to conclude that he is qualified to serve as a Board member.

William R. Brooks, 67, has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in 1994. In February 2004, Mr. Brooks became an Executive Vice President of SMI, and in May 2008 was promoted to Vice Chairman. Mr. Brooks joined Sonic Financial from PricewaterhouseCoopers LLP (“PwC”) in 1983, currently is an officer of Sonic Financial, has served as Vice President of CMS since before the organization of SMI, and has been Vice President and a director of AMS since its acquisition and TMS since its formation. He has served as Vice President of BMS, LVMS, Sonoma Raceway, KyS and NHMS since their acquisitions. In addition, Mr. Brooks serves as an officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Brooks also has served as a director of SAI since its formation in 1997. Mr. Brooks has been involved in the motorsports business since 1979 when he served on the PwC team that audited CMS. Mr. Brooks was the Company’s Chief Financial Officer when it went public in 1995. Mr. Brooks’ strong background in accounting and financial reporting, and detailed knowledge of the motorsports industry and SMI, led the Board to conclude that he is qualified to serve as a Board member. Mr. Brooks is standing for reelection as a director at the Annual Meeting.

Bernard C. Byrd, Jr., 54, became a director of SMI in February 2015. Mr. Byrd is an entrepreneur with more than 25 years of experience in a variety of business ventures. From 2005 to 2013, he served as President and Chief Executive Officer of Secure EDI Health Group, a healthcare technology firm, and was a member of its board of directors from 2005 through 2015. From 1998 to 2006, Mr. Byrd founded and served as Chairman and Chief Executive Officer of HRAmerica, Inc., a human resources outsourcing firm. Mr. Byrd served on the board of directors of SAI from 2013 through January 2016, and is presently employed as a division vice president with SAI. Based upon Mr. Byrd’s diverse and high-level business experience, the Board concluded Mr. Byrd is qualified to serve as a Board member.

Mark M. Gambill, 66, became a director of SMI in 1995. Mr. Gambill worked for Wheat First Securities from 1972, including serving as chairman of the underwriting committee, until it was sold to First Union Corporation in 1998. Mr. Gambill was President of Wheat First Butcher Singer at the time of sale. Mr. Gambill left First Union in 1999. Mr. Gambill has been Chairman of Cary Street Partners, a financial advisory and wealth management firm, since 2002. Mr. Gambill served as a member of the board of managers of Motorsports Authentics from its formation through 2010. Mr. Gambill also serves as a director of New Market Corporation and Triangle Capital Corporation. Previously, Mr. Gambill served as a director for the Noland Company until its sale in 2005. Mr. Gambill was the lead investment banker in the Company’s initial public offering, and has excellent experience in the capital markets, attributes which led the Board to conclude that he is qualified to serve as a Board member. Mr. Gambill is standing for reelection as a director at the Annual Meeting.

James P. Holden, 65, became a director of SMI in 2004. Mr. Holden retired in 2000 after completing 27 distinguished years in the auto industry, including 19 years with DaimlerChrysler and its predecessor Chrysler Corp. (“Chrysler”). Highlights of his career include being named President of DaimlerChrysler in 1999 and Chief Executive Officer in June 2000. Mr. Holden served in various positions during his career at Chrysler, including Executive Vice President of Sales and Marketing responsible for directing all of the automaker’s sales, fleet and marketing organizations in the United States, Mexico and Canada, including Mopar parts operations. In addition, he serves as a director of SiriusXM Radio, Inc. and Snap-on, Inc. Mr. Holden was a director of Motors Liquidation Company until its dissolution in December 2011. Formerly, Mr. Holden served as a director for Meridian Automotive Systems, Inc. Mr. Holden’s experience as an executive at a major automobile manufacturer, along with his diverse public company board experience, led the Board to conclude that he is qualified to serve as a Board member. Mr. Holden is standing for reelection as a director at the Annual Meeting.

Tom E. Smith, 75, became a director of SMI in 2001. Mr. Smith retired from Food Lion Stores, Inc. (“Food Lion”) in 1999, after a distinguished 29-year career with that company, which included serving as Chief Executive Officer and President. Mr. Smith currently serves as a director of Farmers and Merchants Bank, and served as a director of CT Communications, Inc. from 1999 until its acquisition by Windstream Communications in 2007. Mr. Smith’s experience as Chief Executive Officer of Food Lion, a major participant in sports marketing, along with his other experiences serving on public company boards, led the Board to conclude that he is qualified to serve as a Board member.

General Managers

Jerry N. Caldwell, 41, became Executive Vice President and General Manager of BMS in November 2010. Prior to that appointment, Mr. Caldwell spent 13 years working at BMS in various positions within the Corporate Sales and Marketing Department until his promotion to Vice President of that department in 2009. Mr. Caldwell served as interim General Manager of BMS from February 2010 until his appointment as Executive Vice President and General Manager.

Edwin R. Clark, 62, became President and General Manager of AMS in 1995. Prior to that appointment, he served as Vice President and General Manager of AMS beginning in 1992 and he had been Vice President of Events at CMS from 1981 to 1992. Mr. Clark became Executive Vice President of SMI upon its organization in 1994 and was a director of SMI from 1995 to 2004.

William E. Gossage, 58, became Vice President and General Manager of TMS in 1995. Prior to that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. In February 2004, Mr. Gossage became President of TMS. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned speedways.

David McGrath, 53, became Executive Vice President and General Manager of NHMS in October 2015. Prior to that appointment, he spent a combined four years at NHMS in various roles, including Vice President of Corporate Sales and Vice President of Marketing and Promotions. Mr. McGrath previously worked for Comcast Spotlight for 12 years as an area sales manager in northern Colorado and Wyoming and as the marketing manager for Sports Car Club of America.

Stephen Page, 62, has served as President and General Manager of Sonoma Raceway since its acquisition in 1996. Prior to being hired by SMI, Mr. Page had served as President of Brenda Raceway Corporation, which owned and operated Sonoma Raceway before acquisition by the Company. Mr. Page also spent 11 years working for the Oakland A’s baseball franchise in various marketing positions.

R. Christopher Powell, 57, became President of LVMS in June 2008. Prior to that appointment, he served as Vice President and General Manager beginning with its acquisition in 1998. Mr. Powell also serves as Vice President of several other SMI subsidiaries. Mr. Powell spent 11 years working for Sports Marketing Enterprises, a division of RJR Tobacco Company (“RJR”). From 1994 to 1998, he served as manager of media relations and publicity on RJR’s NASCAR Winston Cup program. Mr. Powell’s previous duties included publicity and event operations on other RJR initiatives, including NHRA Drag Racing and the Vantage and Nabisco golf sponsorships.

Mark F. Simendinger, 58, became Executive Vice President and General Manager of KyS in January 2011. Prior to that appointment, he served as Vice President and General Manager of KyS beginning with its acquisition in 2008. He previously served as an executive officer for KyS under its prior ownership from its development in 2000 until its purchase by SMI in 2008. Prior to that, Mr. Simendinger was President of Turfway Park Race Course, a thoroughbred track in Florence, Kentucky, and President of Carroll Properties, a real estate development firm.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We encourage you to review the complete description of the Company’s executive compensation programs provided in the ‘‘2016 Executive Compensation’’ section of this Proxy Statement, including the Compensation Discussion and Analysis and the Executive Officer Compensation Disclosure Tables. As discussed in the Compensation Discussion and Analysis, the compensation programs for the Company’s named executive officers (who are the officers listed in the “2016 Summary Compensation Table” in the Executive Officer Compensation Disclosure Tables section) are designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team through compensation programs that: (1) link executive compensation to SMI’s business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace and recognize achievement of SMI’s business strategy objectives; and (4) provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of SMI’s stockholders. At the Annual Meeting, our stockholders will have the opportunity to approve or not approve the compensation of our named executive officers through a non-binding vote (commonly known as a ‘‘say-on-pay’’ vote) on the following resolution:

RESOLVED, that the compensation of the named executive officers of the Company as disclosed pursuant to the SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Even though the result of the say-on-pay vote is non-binding, the Board values the opinions that stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

The Board recommends a vote FOR approval of this resolution.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the 2017 Annual Meeting, our stockholders will be asked to provide a non-binding vote on whether a say-on-pay vote should occur every one, two or three years. In 2011, our stockholders voted, on an advisory basis, in favor of submitting the Company’s executive compensation to stockholders every three years. After careful consideration, the Board has determined that a THREE-YEAR Frequency say-on-pay vote continues to be the most appropriate alternative for the Company; therefore, the Board recommends that you vote for a THREE-YEAR Frequency for the say-on-pay vote. A THREE-YEAR Frequency will provide sufficient time for our stockholders to evaluate our overall compensation philosophy and policies in the context of our long-term business results.

A THREE-YEAR Frequency will also provide the Compensation Committee of the Board a meaningful period to respond to the results of the say-on-pay vote. Although the Board is recommending a THREE-YEAR Frequency for the say-on-pay vote, our stockholders, when voting on this proposal, will be asked to select from the following four choices on the proxy card: whether the say-on-pay vote will occur every one, two or three years, or to abstain from voting on the matter. The option of one year, two years or three years that receives the highest number of votes cast by our stockholders will be the frequency for the say-on-pay vote that has been selected by our stockholders, and the Board will consider the outcome of the vote when deciding how often a say-on-pay vote will be requested from the Company’s stockholders. Because this vote is advisory and non-binding on the Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on say-on-pay more or less frequently than the option approved by our stockholders.

The Board recommends a vote for a THREE-YEAR Frequency.

PROPOSAL 4 — APPROVAL OF THE SPEEDWAY MOTORSPORTS, INC. 2013 STOCK INCENTIVE PLAN, AMENDED AND RESTATED AS OF APRIL 19, 2017

The 2013 Stock Incentive Plan was first adopted by the Board of Directors on February 13, 2013 and approved by SMI’s stockholders at the 2013 annual meeting of stockholders. On February 15, 2017, the Board of Directors approved an amendment and restatement of the 2013 Stock Incentive Plan to be effective as of April 19, 2017, subject to the requisite approval of SMI’s stockholders at the 2017 Annual Meeting. The 2013 Stock Incentive Plan is intended to allow SMI to provide a variety of equity-based incentives to attract and retain key employees, directors and consultants of SMI and its subsidiaries and provide them with incentives to contribute to SMI’s growth and success, as well as align their interests with those of SMI’s stockholders.

The 2013 Stock Incentive Plan also is designed to allow the Compensation Committee to grant certain awards intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits SMI’s annual federal income tax deduction for compensation paid to certain officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders.

SMI is not seeking an increase in the number of shares reserved for issuance under the 2013 Stock Incentive Plan or in any of the award limits under the 2013 Stock Incentive Plan at this time. The primary changes reflected in the amended and restated 2013 Stock Incentive Plan include (a) additions to the permissible criteria upon which performance goals for performance-based compensation can be based, including various cash flow and profit measures and objective measures of personal targets, goals or completion of projects; and (b) revisions and additions to the types of items and events that may be used for adjustments in determining whether an objective performance goal for performance-based compensation has been met. The amendment and restatement also includes additional changes in connection with updates to relevant accounting rules and other minor revisions.

Stockholder approval of the amendment and restatement of the 2013 Stock Incentive Plan, including the provisions regarding performance-based awards, is being sought to give SMI the continued ability to grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

However, SMI reserves the right to grant awards that may not be deductible under Section 162(m) of the Code, and nothing in this proposal precludes SMI from exercising such right. There is no guarantee that awards under the 2013 Stock Incentive Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service. No employee has a guaranteed right to any discretionary bonus as a substitute for a performance-based award if performance goals are not met or if the stockholders do not approve the amendment and restatement of the 2013 Stock Incentive Plan.

The following is a summary of the 2013 Stock Incentive Plan, as amended and restated, submitted for stockholder approval. The summary describes the principal features of the 2013 Stock Incentive Plan, but it is qualified by reference to the full text of the amendment and restatement of the 2013 Stock Incentive Plan, which is included in this Proxy Statement as Appendix A.

Summary of Amendment and Restatement of 2013 Stock Incentive Plan

Administration

The 2013 Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to grant awards under the 2013 Stock Incentive Plan, to select the recipients of awards under the 2013 Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2013 Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2013 Stock Incentive Plan, to delegate administrative responsibilities, and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2013 Stock Incentive Plan.

To the extent permitted by applicable law and to the extent that any such action will not prevent the 2013 Stock Incentive Plan or any award from satisfying certain regulatory exemptions and requirements, the Compensation Committee may delegate to executive officers of the Company (or other such persons it deems appropriate) the authority to perform such functions that the Compensation Committee determines; provided that awards to executive officers and related substantive matters will be determined solely by the Compensation Committee.

Eligibility

The Compensation Committee may grant awards under the 2013 Stock Incentive Plan to employees, directors, consultants and other individuals providing services to SMI and its subsidiaries. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems relevant, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of SMI and its subsidiaries. The number of individuals who are eligible to participate in the 2013 Stock Incentive Plan varies and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of March 10, 2017, the Company had approximately 820 employees and directors.

Types of Awards

Awards under the 2013 Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. Awards also may be designated as performance awards that are subject to achievement of certain pre-established, objective performance goals. Each type of award is discussed in more detail below.

Shares Subject to 2013 Stock Incentive Plan and Award Limits

If the stockholders approve the amendment and restatement of the 2013 Stock Incentive Plan, the maximum number of shares of Common Stock available for issuance under the 2013 Stock Incentive Plan will remain 3,500,000 shares, subject to adjustment as described below. Shares of Common Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2013 Stock Incentive Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an award that are withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award, will not become available again for awards under the 2013 Stock Incentive Plan. As of March 10, 2017, approximately 511,000 shares of Common Stock are subject to currently outstanding awards and 2,951,000 shares of Common Stock are available for future awards under the 2013 Stock Incentive Plan.

The maximum number of shares of Common Stock that may be issued pursuant to incentive stock options under the 2013 Stock Incentive Plan also is 3,500,000 shares, subject to adjustment as described below.

No individual may be granted options and/or stock appreciation rights under the 2013 Stock Incentive Plan with respect to an aggregate of more than 300,000 shares of Common Stock during any calendar year. With respect to all other types of awards, the 2013 Stock Incentive Plan provides that no individual may be granted awards (whether such awards may be settled in shares of Common Stock and/or cash) consisting of, covering or relating to, in the aggregate, more than 100,000 shares of Common Stock during any calendar year. With respect to any cash-based stock award that is intended to be a performance award (as described below under “Performance Awards”), the 2013 Stock Incentive Plan provides that the maximum cash payment that may be paid during any one calendar year to a participant is $10,000,000.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights generally will be made by the Compensation Committee, including adjustments to the number and kind of shares that may be issued under the 2013 Stock Incentive Plan, the number of shares subject to the award limits under the 2013 Stock Incentive Plan and the number, kind and price of shares subject to outstanding awards under the 2013 Stock Incentive Plan.

Stock Options

Stock options may be granted under the 2013 Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of SMI and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of Common Stock from SMI at a designated exercise price.

The exercise price of options granted under the 2013 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of SMI or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Common Stock on the grant date. Fair market value under the 2013 Stock Incentive Plan generally is based on the closing sale price of the Common Stock on the NYSE on the grant date of the option.

Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid:

•	in cash,

•	subject to applicable law, by tendering previously acquired shares of Common Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met,

•	subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “cashless exercise” through an approved broker, and/or

•	subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “net share settlement” procedure.

The Compensation Committee also may provide that options may be exercised by other means consistent with applicable law.

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for SMI and its subsidiaries. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise set forth in an award agreement, the following rules apply if an option holder’s service with SMI and its subsidiaries terminates:

•

If an option holder’s service terminates for any reason other than involuntary termination without cause (as defined in the 2013 Stock Incentive Plan), disability (as defined in the 2013 Stock Incentive Plan) or death, the individual’s stock options will expire and no longer can be exercised.

•	If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the three months following termination.

•	If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the twelve months following termination.

•

If the option holder dies while employed or during the applicable three-month or twelve-month period described above, options (to the extent vested) generally may be exercised during the twelve-month period following the option holder’s death.

In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of options on a general or specific basis and may impose conditions and limitations on any such transfers.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Common Stock or a combination, as determined by the Compensation Committee. The initial value of SARs granted under the 2013 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Common Stock covered by the SARs may not be less than the fair market value of a share of the Common Stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of the Common Stock on the NYSE on the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for SMI and its subsidiaries. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with SMI and its subsidiaries terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs may not be transferred other than by will or the laws of descent and distribution and SARs may be exercised during the lifetime of the recipient only by the recipient.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Common Stock that is subject to restrictions and other terms and conditions set by the Compensation Committee. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Common Stock or the value of shares of Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Common Stock or a combination, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with SMI and its subsidiaries terminates, all shares of Common Stock or restricted stock units, as the case may be, that are still subject to restrictions will be forfeited unless the Compensation Committee otherwise provides.

Except as otherwise provided by the Compensation Committee, a recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide that, if the Board declares a dividend with respect to the Common Stock, a recipient of restricted stock units will receive dividend equivalents on terms specified by the Compensation Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The 2013 Stock Incentive Plan allows the Compensation Committee to grant restricted stock, restricted stock units or a stock award as a performance award that generally is intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits SMI’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and the next three highest paid officers (but, under current guidance, generally excluding the principal financial officer) to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors is seeking stockholder approval of the amendment and restatement of the 2013 Stock Incentive Plan in connection with the requirements of Section 162(m) of the Code.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). As amended and restated, the 2013 Stock Incentive Plan provides that the Compensation Committee may establish performance goals in its discretion based on one or more of the following:

•	Stock price (including but not limited to growth measures)	•	Return on net assets

•	Earnings per share (basic or diluted)	•	Reduction of debt

•	Net earnings	•	Debt rating

•	Operating or other earnings	•	Debt to equity ratio

•	Gross, net or operating profits or other corporate profit measures	•	●Debt to capitalization ratio

•	Gross or net revenues	•	●Consummation of debt offerings

•	Gross or net revenue growth	•	●Consummation of equity offerings

•	Cash flow measures (including but not limited to operating cash flow, free cash flow, and cash flow return on investment)	•	Sales

•	Net income or operating income	•	●Market share

•	Financial return ratios	•	●Expense or cost reduction levels

•	Stockholder return	•	●Growth in assets or sales

•	Return on equity	•	●Objective measures of personal targets, goals or completion of projects (including but not limited to completion of corporate transactions or expansions of specific business operations)

•	Return on investment	•	Strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures

The foregoing criteria may have any reasonable definitions that the Compensation Committee may specify. Performance goals also may be expressed by reference to the participant’s individual performance with respect to any of the foregoing criteria.

Performance goals may be expressed by reference to or based on the performance of:

•

one or more divisions, business units, subsidiaries or other entities in which SMI has a significant ownership interest (provided that a performance goal related to any such entity would satisfy the requirements of Section 162(m) of the Code),

•	SMI and/or its subsidiaries as a whole, or

•	any combination of the foregoing.

The Compensation Committee has the authority to define the manner of calculating the performance goals it selects to use for a performance period. Performance goals established by the Compensation Committee can be particular to a participant and/or different each performance period. The amended and restated 2013 Stock Incentive Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, but not limited to, by comparison to a pre-established target, to previous years, or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).

As amended and restated, the 2013 Stock Incentive Plan provides that, in establishing the performance goals, the Compensation Committee is authorized, in its sole discretion, to provide for the determination of performance goals either before or after taxes and to provide for automatic inclusion, exclusion or adjustment (in measures of achievement, amounts payable, or other award terms) to reflect the following objectively determinable items and events that may affect performance goals:

•	asset write-downs or impairment charges,

•	reorganizations or restructurings,

•	acquisitions or divestitures,

•	discontinued operations and nonrecurring charges,

•

events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

•

the effect of other unusual or non-recurring charges, income items or other events (or objectively determinable category thereof), including but not limited to reductions in force, and refinancing/restructuring of short term and/or long term debt,

•	litigation or claim expenses, judgments or settlements, or

•	the effect of changes in accounting principles, tax laws or other laws or regulatory rules affecting reported results.

In the event that applicable tax and/or securities laws change to allow the Compensation Committee the discretion to alter the governing performance goals for awards without obtaining stockholder approval, the Compensation Committee has sole discretion to make such alterations without obtaining stockholder approval.

The Compensation Committee also can establish subjective performance goals for participants, but the subjective performance goals may be used only to reduce, and not increase, an award under the 2013 Stock Incentive Plan to covered employees for purposes of Section 162(m) of the Code.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the performance goals have been reached. The Compensation Committee cannot waive the performance goal requirements for a covered officer except in its discretion in the case of the death or disability of the recipient or in the event of a change in control of SMI.

As noted previously, no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 100,000 shares of Common Stock during any calendar year. In addition, the maximum cash payment that may be paid under a cash-based stock award during a calendar year to a participant is $10,000,000.

The Compensation Committee may, in its discretion, grant awards to officers covered by Section 162(m) of the Code that do not or are not intended to qualify as performance-based compensation under Section 162(m) of the Code. The 2013 Stock Incentive Plan does not limit the authority of SMI or the Compensation Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code. In addition, there is no guarantee that awards under the 2013 Stock Incentive Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

Change in Control

In the event of a change in control of SMI, all outstanding stock options and SARs will become fully vested and exercisable and all outstanding restricted stock, restricted stock units and other stock awards (including awards designated as performance awards) will fully vest with all restrictions and related conditions being deemed satisfied. Under the 2013 Stock Incentive Plan, “change in control” is a defined term and generally includes:

•

the acquisition of 50.1% of either the Common Stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (subject to certain exceptions),

•

a change in the composition of the Board during any two-year period such that the individuals who, at the beginning of such two-year period, constitute the Board cease for any reason to constitute at least a majority of the Board (subject to certain exceptions),

•	approval by the stockholders of SMI of a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of SMI’s assets (subject to certain exceptions), or

•	approval by SMI’s stockholders of a complete liquidation or dissolution of the Company.

Amendment, Suspension or Termination

The Board may at any time amend, suspend or terminate the 2013 Stock Incentive Plan in whole or in part for any reason, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2013 Stock Incentive Plan will terminate on February 12, 2023, a term of ten years from its initial adoption by the Board. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2013 Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board may amend the 2013 Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

Forfeiture and Clawback

The amended and restated 2013 Stock Incentive Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including, but not limited to, the right to receive an award, to exercise an award, to retain an award, to retain cash or Common Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2013 Stock Incentive Plan also provides that all awards granted under the 2013 Stock Incentive Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Market Price of Common Stock

The closing price of a share of the Common Stock on the NYSE on March 10, 2017 was $18.87.

Plan Benefits

Awards under the 2013 Stock Incentive Plan are made at the discretion of the Compensation Committee. Future awards that may be received by any executive officers or others pursuant to the 2013 Stock Incentive Plan are not presently determinable.

Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2013 Stock Incentive Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to SMI and its subsidiaries under certain circumstances (and references to SMI in this section include the applicable subsidiary, if any). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2013 Stock Incentive Plan.

Nonstatutory Stock Options. The grant of nonstatutory stock options generally should have no federal income tax consequences to SMI or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. SMI generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options. The grant and exercise of incentive stock options generally should have no federal income tax consequences to SMI. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. SMI will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. SMI will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights. The grant of SARs generally has no federal income tax consequences to SMI or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. SMI generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock. The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and SMI generally will be entitled to a corresponding tax deduction (subject to limitations under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units. The grant of restricted stock units generally should have no federal income tax consequences to SMI or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. SMI generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to limitations under Section 162(m) of the Code).

Other Stock Awards. The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m) of the Code

The above discussion regarding SMI’s federal income tax deductions is subject to meeting certain requirements under Section 162(m) of the Code. Section 162(m) of the Code generally limits SMI’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and certain other officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. The 2013 Stock Incentive Plan permits the Compensation Committee to grant awards that are intended to qualify for this exception to the Section 162(m) deduction limit. However, SMI reserves the right to grant awards that may not be deductible under Section 162(m) of the Code, and nothing in this proposal precludes SMI from exercising such right. There is no guarantee that awards under the 2013 Stock Incentive Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2013 Stock Incentive Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. SMI does not guarantee to any participant that the 2013 Stock Incentive Plan or any award granted under the 2013 Stock Incentive Plan complies with or is exempt from Section 409A of the Code, and SMI will not have any liability to, or obligation to indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

REAPPROVAL BY STOCKHOLDERS

SMI intends to resubmit the 2013 Stock Incentive Plan to SMI’s stockholders as necessary to satisfy the stockholder approval requirement for performance-based compensation under Section 162(m) of the Code. To comply with these requirements, SMI currently is required to resubmit the 2013 Stock Incentive Plan for stockholder approval approximately every five years.

The Board unanimously recommends a vote FOR the approval of the amendment and restatement of the Speedway Motorsports, Inc. 2013 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of common stock issuable under all of SMI’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)(2)	307,000	(3)	$20.68	(4)	3,565,000(5)
Equity compensation plans not approved by security holders	–		–		–
Total	307,000		$20.68		3,565,000

(1)

Includes the 2004 Stock Incentive Plan, the 2013 Stock Incentive Plan, the Formula Stock Option Plan, the 2008 Formula Restricted Stock Plan and the Employee Stock Purchase Plan. The 2004 Stock Incentive Plan expired in February 2014 and the Formula Stock Option Plan was terminated in February 2008 after which no further securities can be granted under either plan. Expiration and termination of these plans did not adversely affect rights under any previously granted outstanding securities.

(2)

Grants under the Employee Stock Purchase Plan may be exercised once at the end of each calendar quarter, and unexercised grants expire at each calendar year end. No shares were granted to employees for calendar years 2014 through 2016.

(3)

Includes the following outstanding stock options and restricted stock units: 148,000 stock options under the 2004 Stock Incentive Plan, 129,000 restricted stock units under the 2013 Stock Incentive Plan and 30,000 stock options under the Formula Stock Option Plan.

(4)	Does not include restricted stock units because they do not have an exercise price.

(5)

Includes the following securities available for future issuance: 3,010,000 under the 2013 Stock Incentive Plan, 116,000 under the 2008 Formula Restricted Stock Plan and 439,000 under the Employee Stock Purchase Plan.

PROPOSAL 5 — APPROVAL OF THE SPEEDWAY MOTORSPORTS, INC. INCENTIVE COMPENSATION PLAN, AMENDED AND RESTATED AS OF

APRIL 19, 2017

On February 15, 2017, the Compensation Committee adopted an amendment and restatement of the Speedway Motorsports, Inc. Incentive Compensation Plan, subject to and to be effective upon stockholder approval at the Annual Meeting. The Incentive Compensation Plan is a performance-based plan that provides cash awards to selected executive officers and key employees if pre-established performance goals are met. The Incentive Compensation Plan is intended to meet the requirements for performance-based compensation under Section 162(m) of the Code so that awards paid under the Incentive Compensation Plan may qualify for a federal income tax deduction. As amended and restated, the Incentive Compensation Plan includes certain changes that require stockholder approval. In addition, in order to satisfy one of the requirements for deductibility under Section 162(m) of the Code, SMI must periodically resubmit the Incentive Compensation Plan for stockholder approval. Therefore, stockholder approval is being sought with respect to the amended and restated Incentive Compensation Plan in its entirety.

The Incentive Compensation Plan was last approved by SMI’s stockholders on April 17, 2012. The Incentive Compensation Plan is intended to allow SMI to provide incentives to highly-qualified executives and other key employees that motivate them to continue service with SMI, devote their best efforts to SMI and improve SMI’s economic performance, thus enhancing the value of SMI for the benefit of stockholders. As noted above, the Incentive Compensation Plan also is intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally imposes a $1 million limit on SMI’s annual federal income tax deduction for compensation with respect to its Chief Executive Officer and the three other most highly compensated officers (but, under current guidance, generally excluding the principal financial officer). Compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan under which the compensation is paid are disclosed to and approved by the stockholders.

SMI also reserves the right to pay discretionary bonuses or other types of compensation that may not be deductible under Section 162(m) of the Code, including arrangements outside of the Incentive Compensation Plan, and nothing in this proposal precludes SMI from exercising such right. However, no employee has a guaranteed right to any discretionary bonus as a substitute for a performance-based bonus if performance goals are not met under the Incentive Compensation Plan or if the stockholders do not reapprove the Incentive Compensation Plan. In addition, there is no guarantee that incentive awards under the Incentive Compensation Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

In addition to minor changes, the primary changes reflected in the amended and restated Incentive Compensation Plan include (a) additions to the permissible criteria upon which performance goals can be based, including various cash flow and profit measures and objective measures of personal targets, goals or completion of projects; and (b) revisions and additions to the types of items and events that may be used for adjustments in determining whether an objective performance goal has been met.

The following is a summary of the Incentive Compensation Plan, as most recently amended and restated, submitted for stockholder approval. The summary describes the principal features of the Incentive Compensation Plan, but it is qualified by reference to the full text of the amended and restated Incentive Compensation Plan, which is included in this Proxy Statement as Appendix B.

SUMMARY OF AMENDMENT AND RESTATEMENT OF INCENTIVE COMPENSATION PLAN

ADMINISTRATION

The Incentive Compensation Plan is administered by the Compensation Committee, which consists solely of two or more outside directors. The Compensation Committee has the authority, in its sole discretion, to grant awards under the Incentive Compensation Plan; to determine the recipients and timing of awards; to determine the terms, conditions, restrictions, applicable performance periods and performance goals relating to any award; to adjust compensation payable upon attainment of performance goals (subject to limitations); to construe and interpret the Incentive Compensation Plan and any awards; to determine all questions arising under the Incentive Compensation Plan or any awards; to prescribe, amend and rescind rules and regulations relating to the Incentive Compensation Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the Incentive Compensation Plan’s administration.

ELIGIBILITY

Executive officers and other key employees of SMI and its subsidiaries are eligible to receive awards under the Incentive Compensation Plan. The Compensation Committee selects the employees who will participate, and may take into account such factors as it deems relevant in making that determination. An employee who is a participant for one performance period is not assured of being selected to participate in any subsequent performance period. The actual number of employees who are eligible to participate in the Incentive Compensation Plan may vary and cannot be determined in advance because the Compensation Committee has the discretion to select the participants. The Compensation Committee historically has designated the named executive officers as participants in the Incentive Compensation Plan each year. Three executive officers have been selected for participation in the Incentive Compensation Plan for the 2017 calendar year.

PERFORMANCE GOALS

For each participant, the Compensation Committee establishes in writing the performance goals, the performance period over which such goals will be measured and the amount of or the formula for determining the participant’s incentive award with respect to such performance period. The Compensation Committee must establish all of these terms in writing within 90 days after the beginning of the applicable performance period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). As amended and restated, the Incentive Compensation Plan provides that the Compensation Committee may establish performance goals in its discretion based on one or more of the following:

•	Stock price (including but not limited to growth measures)	•	Return on net assets

•	Earnings per share (basic or diluted)	•	●Reduction of debt

•	Net earnings	•	●Debt rating

•	Operating or other earnings	•	●Debt to equity ratio

•	Gross, net or operating profits or other corporate profit measures	•	●Debt to capitalization ratio

•	Gross or net revenues	•	●Consummation of debt offerings

•	Gross or net revenue growth	•	●Consummation of equity offerings

•	Cash flow measures (including but not limited to operating cash flow, free cash flow, and cash flow return on investment)	•	Sales

•	Net income or operating income	•	●Market share

•	Financial return ratios	•	●Expense or cost reduction levels

•	Stockholder return	•	●Growth in assets or sales

•	Return on equity	•	●Objective measures of personal targets, goals or completion of projects (including but not limited to completion of corporate transactions or expansions of specific business operations)

•	Return on investment	•	Strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures

The foregoing criteria may have any reasonable definitions that the Compensation Committee may specify. Performance goals also may be expressed by reference to the participant’s individual performance with respect to any of the foregoing criteria.

Performance goals may be expressed by reference to or based on the performance of:

•

one or more divisions, business units, subsidiaries or other entities in which SMI has a significant ownership interest (provided that a performance goal related to any such entity would satisfy the requirements of Section 162(m) of the Code),

•	SMI and/or its subsidiaries as a whole, or

•	any combination of the foregoing.

The Compensation Committee has the authority to define the manner of calculating the performance goals it selects to use for a performance period. Performance goals established by the Compensation Committee can be particular to a participant and/or different each performance period. The amended and restated Incentive Compensation Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, but not limited to, by comparison to a pre-established target, to previous years, or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).

As amended and restated, the Incentive Compensation Plan provides that, in establishing the performance goals, the Compensation Committee is authorized, in its sole discretion, to provide for the determination of performance goals either before or after taxes and to provide for automatic inclusion, exclusion or adjustment (in measures of achievement, amounts payable, or other award terms) to reflect the following objectively determinable items and events that may affect performance goals:

•	asset write-downs or impairment charges,

•	reorganizations or restructurings,

•	acquisitions or divestitures,

•	discontinued operations and nonrecurring charges,

•

events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in ASC Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

•

the effect of other unusual or non-recurring charges, income items or other events (or objectively determinable category thereof), including but not limited to reductions in force, and refinancing/restructuring of short term and/or long term debt,

•	litigation or claim expenses, judgments or settlements, or

•	the effect of changes in accounting principles, tax laws or other laws or regulatory rules affecting reported results.

In the event that applicable tax and/or securities laws change to allow the Compensation Committee the discretion to alter the governing performance goals for incentive awards without obtaining stockholder approval, the Compensation Committee has sole discretion to make such alterations without obtaining stockholder approval.

The performance goals established by the Compensation Committee can be particular to a participant and/or different each performance period.

The Compensation Committee also can establish subjective performance goals for participants, but the subjective performance goals may be used only to reduce, and not increase, an award otherwise payable under the Incentive Compensation Plan to covered employees for purposes of Section 162(m) of the Code.

AWARDS

A participant’s potential incentive award must be based on an objective formula or standard, and can be expressed as a dollar amount, a percentage of salary, a percentage of the applicable criteria underlying the specified performance goal(s) (or a percentage in excess of a threshold amount) or in some other objectively determinable manner. The Compensation Committee also can designate a range, pursuant to which the actual amount of an incentive award may vary depending upon the extent to which the performance goals for the performance period have been attained. The Compensation Committee also may establish a participant’s potential incentive award as a percentage of a bonus pool, as long as the sum of the individual maximum percentages of the bonus pool that each participant potentially could receive does not exceed 100%.

After the end of a performance period and before payment of an incentive award can be made, the Compensation Committee must certify in writing the extent to which the performance goals have been reached. However, the Compensation Committee may reduce or eliminate the amount payable to any participant through the use of negative discretion (consistent with Section 162(m) of the Code) if, in its sole discretion, it determines that such reduction or elimination is appropriate. The maximum amount payable with respect to an incentive award to any participant during any calendar year is $10 million.

Payment of any incentive award is made as soon as administratively practicable following the Compensation Committee’s certification, provided that any such payment is to be made between January 1 and March 15 of the calendar year following the calendar year in which the performance period ends. All awards are paid in a cash lump sum, subject to applicable withholding. Participants generally must be employed on the payment date to receive the award (or, alternatively, on the last day of the performance period, if the Compensation Committee has substituted this alternative requirement for the participant at the time it established the performance goals). However, if the participant’s employment terminates due to death or disability, a pro-rated award generally may be paid so long as the performance goals were achieved.

As amended and restated, the Incentive Compensation Plan provides that all incentive awards are subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by SMI from time to time and all incentive awards are subject to clawback, forfeiture and recoupment in accordance with any applicable law, regulation or stock exchange listing requirement. In addition, by accepting any award, each participant agrees to repay to SMI any amount that may be required to be repaid under any such policy, law, regulation or stock exchange listing requirement.

The Incentive Compensation Plan does not preclude SMI from establishing other or additional compensation arrangements, including an arrangement not intended to meet the requirements for performance-based compensation under Section 162(m) of the Code.

SECTION 409A OF THE CODE

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A. Awards granted under the Incentive Compensation Plan are intended to constitute short-term deferrals under Section 409A and therefore be exempt from the requirements of Section 409A of the Code. To the extent that payment of any award may be deferred in accordance with Section 409A of the Code under a nonqualified deferred compensation plan established by SMI, the terms of such nonqualified deferred compensation plan govern the deferral. SMI does not guarantee to any participant that the Incentive Compensation Plan or any incentive award complies with or is exempt from Section 409A of the Code and SMI will not have any liability to, or obligation to indemnify or hold harmless, any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

AMENDMENT, sUSPENSION OR TERMINATION

The Board or the Compensation Committee can amend, suspend or terminate the Incentive Compensation Plan at any time, subject to stockholder approval if necessary to satisfy the requirements for performance-based compensation under Section 162(m) of the Code. Generally, no amendment, suspension or termination of the Incentive Compensation Plan may adversely affect the rights of a participant with respect to an award previously granted under the Incentive Compensation Plan without the participant’s consent. However, the Incentive Compensation Plan or any incentive award can be amended without a participant’s consent if the Board or the Compensation Committee deems the amendment necessary or advisable to comply with applicable law.

REAPPROVAL BY STOCKHOLDERS

SMI intends to resubmit the Incentive Compensation Plan to SMI’s stockholders as necessary to satisfy the stockholder approval requirement for performance-based compensation under Section 162(m) of the Code. To comply with these requirements, SMI currently is required to resubmit the Incentive Compensation Plan for stockholder approval approximately every five years.

PLAN BENEFITS

The amounts paid to our named executive officers under the Incentive Compensation Plan for 2016 are set forth in the “2016 Summary Compensation Table” in the “2016 Executive Compensation” section of this Proxy Statement. The Compensation Committee has designated, and established performance goals for, three participants in the Incentive Compensation Plan for the 2017 calendar year: Messrs. O. Bruton Smith, Marcus G. Smith and William R. Brooks. The actual amounts to be paid under those awards are dependent on SMI’s future performance and are therefore not presently determinable.

The Board unanimously recommends a vote FOR the approval of the amendment and restatement of the Speedway Motorsports, Inc. Incentive Compensation Plan.

Principal Accounting Firm Fees and Services

PricewaterhouseCoopers LLP (“PwC”) serves as the principal independent registered public accounting firm for the Company, including for the fiscal years ended December 31, 2016 and 2015 reflected below. PwC’s first year serving in this capacity for the Company was 2007. Representatives of PwC are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

The following table shows the aggregate fees billed to the Company by PwC for the fiscal years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees(1)	$595,000	$760,000
Audit-Related Fees(2)	–	–
Tax Fees(3)	–	–
All Other Fees(4)	2,000	172,000

(1)

This fee category consists of services for: (i) the audit of our annual financial statements and review of our quarterly financial statements, (ii) the audit of the effectiveness of our internal control over financial reporting for Sarbanes-Oxley Act Section 404 Compliance, and (iii) services normally provided by the independent registered public accounting firm in connection with statutory, regulatory and annual filings, including services associated with other SEC registration statements and documents filed with the SEC (e.g., comfort letters and consents) in 2016 and 2015. The fees in this category for fiscal year ended December 31, 2015 disclosed in the Company’s 2016 Proxy Statement filed on March 21, 2016 were inadvertently understated by $160,000.

(2)

This fee category consists of assurance and related services that are reasonably related to performing the audit and review of our financial statements, and are not reported above under “Audit Fees”. There were no fees for this category in 2016 or 2015.

(3)

This fee category consists of professional services rendered by PwC for tax return preparation, tax compliance and tax planning. There were no fees for this category in 2016 or 2015. The fees in this category for fiscal year ended December 31, 2015 disclosed in the Company’s 2016 Proxy Statement were inadvertently overstated by $30,000.

(4)

This fee category consists of fees billed for services other than the services reported in other categories, and consists of advisory services on information technology and certain agreed upon procedures in 2016 and 2015.

The Audit Committee has considered whether the non-audit services provided were compatible with maintaining the principal independent registered public accounting firm’s independence, and believes that such services and related fees, due to, among other things, the nature and scope of the services provided and the fact that different PwC personnel provided audit and non-audit services, have not impaired the independence of the Company’s principal independent registered public accounting firm. All services provided by PwC in 2016 and 2015 were approved by the Audit Committee.

2016 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2016 EXECUTIVE OFFICER COMPENSATION PROGRAM

The Company’s objectives with respect to compensation of its executive officers are to: (1) link executive compensation to SMI’s business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace and recognize achievement of SMI’s business strategy objectives; and (4) provide performance incentives and equity-based compensation intended to align the long-term interests of executive officers with those of SMI’s stockholders.

The Company’s executive compensation program is designed to reward successful achievement of the Company’s objectives, which we believe will return value to the stockholders. The Company’s objectives include: revenue growth; operating earnings growth; earnings per share growth; increased shareholder return through dividends and share repurchases; and growth of return on average equity.

SMI has three executive officers: Mr. O. Bruton Smith, the Company’s Executive Chairman, Mr. Marcus G. Smith, the Company’s Chief Executive Officer and President, and Mr. William R. Brooks, the Company’s Vice Chairman, Chief Financial Officer and Treasurer.

SMI’s executive compensation program is comprised of two components:

•	Annual cash compensation, paid in the form of annual salary, objective performance-based incentive compensation payments under the Incentive Compensation Plan and possible discretionary bonuses; and

•	Long-term compensation paid in the form of options to purchase Common Stock or through the grant of performance-based restricted stock or restricted stock units.

None of the Company’s executive officers currently have an employment agreement, severance agreement or any retirement plans other than the Speedway Motorsports, Inc. 401(k) Plan and Trust (the “401(k) Plan”), which is available to all employees. None of the Company’s executive officers have any agreement pursuant to which there is an accelerated vesting of outstanding equity awards in the event of termination of employment.

SMI’s executive compensation tends to favor current cash payments in the form of annual salary, incentive compensation under the Incentive Compensation Plan and a possible discretionary bonus consistent with the Company’s earnings, margins and cash flows. The Compensation Committee believes current cash compensation is the most effective tool to generate and enhance high earnings, margins and cash flows.

The Compensation Committee also believes that a certain level of equity ownership is beneficial in an effort to align executive officer long-term interests with those of its stockholders. The Compensation Committee believes the Company’s executive officer compensation program adequately achieves this goal through the periodic awards of equity compensation, taking into account the executive officers’ existing equity ownership and the desired mix of cash and equity compensation. The Compensation Committee also considered the effects of applicable accounting guidance on equity-based payments, which require the Company to currently expense an estimated future value of equity compensation. Retention and long-term focus of the Company’s executive officers has not historically been an area of concern, evidenced by the more than 35-year average tenure of the current executive officers of the Company and its predecessors. The Compensation Committee reviews base salaries, awards of cash bonuses, awards of incentive cash compensation and equity-based compensation in the first quarter of each year. In 2016, Mr. Brooks presented the Compensation Committee with a report of the Company’s financial results for the prior year, recommendations regarding compensation, including recommended base salaries, recommended discretionary bonus payments and management’s rationale for such recommendations. The Compensation Committee is required to certify the Company’s results for purposes of the Incentive Compensation Plan, and must decide whether to approve the incentive compensation award yielded under the Incentive Compensation Plan, and whether to reduce that award, and whether circumstances justify a discretionary bonus award. See “Performance-Based Incentive Compensation” below. Mr. Marcus G. Smith did not make any recommendation regarding his own compensation.

ANNUAL CASH COMPENSATION

Annual cash compensation for SMI’s executive officers consists of a base salary, payments earned under the Incentive Compensation Plan and a possible discretionary bonus. Executive officer cash compensation has been weighted in favor of incentive compensation dependent upon the Company’s and each executive officer’s performance for the particular year. Although the Company does not engage in compensation benchmarking, the Compensation Committee has engaged Pearl Meyer, an independent consultant, to assist the Committee with its review of comparative pay data for companies that share industry or financial characteristics similar to the Company to better understand the marketplace. The independent consulting firm did not provide any personal services for any of the Company’s executive officers, nor did it provide any other services to the Company. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.

ANNUAL SALARY

The base salaries of SMI’s executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive officer’s performance by the Compensation Committee in light of the Company’s compensation objectives. The Compensation Committee’s evaluation is also based upon factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year, the Company’s performance during the prior calendar year and management’s recommendations submitted to the Compensation Committee by management, as described above. The 2017 base salaries of the executive officers were established in March 2017 using the referenced criteria, and remained unchanged from the prior year.

PERFORMANCE-BASED INCENTIVE COMPENSATION

Each of SMI’s executive officers was eligible to participate in the Incentive Compensation Plan in 2016. Compensation under the Incentive Compensation Plan is intended to provide the Company’s executive officers an incentive to enhance the Company’s value for the benefit of stockholders. In March 2016, the Compensation Committee established objective, performance-based goals, reflective of the Company’s projected earnings for 2016, and potential incentive compensation payouts to the eligible executive officers. The performance period was January 1, 2016 through December 31, 2016. Earnings per share, with certain adjustments designed to more accurately reflect the Company’s and the eligible executive officers’ performance was selected as the performance goal (“Plan EPS”). For purposes of the Company’s 2016 performance goal, Plan EPS was, consistent with the Incentive Compensation Plan, defined as:

•

The Company’s net income as determined in accordance with U.S. generally accepted accounting principles (GAAP), excluding (a) any gain or loss on asset/goodwill impairment or expense charges, litigation or claim expenses, or judgments or settlements, (b) restructuring charges, (c) refinance charges, (d) extraordinary non-recurring items as described in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, and (e) the cumulative effect of any changes in GAAP during 2016; divided by

•	A share count of 41,300,000 shares.

The exclusions from the calculation of the Company’s earnings were selected to more accurately reflect the Company’s normalized performance in 2016, leading to a fairer and more accurate incentive compensation award.

In accordance with the Incentive Compensation Plan for the fiscal year ended December 31, 2016, the incentive compensation awarded to Messrs. O. Bruton Smith, Marcus G. Smith and Brooks was calculated by comparing Plan EPS to the target Plan EPS of $1.10 selected by the Compensation Committee (“Target EPS”). The Target EPS selected was at the high end of the Company’s announced 2016 earnings guidance range of $0.90 to $1.10.

If the Company achieved exactly the Target EPS, the following incentive compensation awards would have been earned (for each of Messrs. O. Bruton Smith, Marcus G. Smith and Brooks, the “Target EPS Incentive Compensation Award”):

•	O. Bruton Smith = 3.0 times current annual base salary (i.e., 3.0 x $650,000 = $1,950,000)

•	Marcus G. Smith = 2.0 times current annual base salary (i.e., 2.0 x $600,000 = $1,200,000)

•	William R. Brooks = 2.0 times current annual base salary (i.e., 2.0 x $550,000 = $1,100,000)

However, if the Company achieved more or less than the Target EPS, the amounts payable to Messrs. O. Bruton Smith, Marcus G. Smith and Brooks based on the Plan EPS performance objective would have been the Target EPS Incentive Compensation Award increased or reduced (as the case may be) by the percentage by which the Company’s achieved Plan EPS for 2016 was greater than or less than the Target EPS. However, no incentive compensation award would be payable if the Company achieved less than the minimum Plan EPS threshold of $0.55 selected by the Compensation Committee or 50% of the Target EPS (the “Minimum EPS Threshold”). The maximum amount payable under the Incentive Compensation Plan to any one named executive officer is $10,000,000.

The following examples illustrate the incentive compensation award calculation for achieved Plan EPS other than the Target EPS:

If the Company’s achieved Plan EPS was $2.20 (or 200% of Target EPS), then the following Plan EPS incentive compensation awards would have been earned:

•	O. Bruton Smith = $3,900,000 (or 200% of the Target EPS Incentive Compensation Award)

•	Marcus G. Smith = $2,400,000 (or 200% of the Target EPS Incentive Compensation Award)

•	William R. Brooks = $2,200,000 (or 200% of the Target EPS Incentive Compensation Award)

If the Company’s achieved Plan EPS was $0.55 (or 50% of Target EPS), then the following Plan EPS incentive compensation awards would have been earned:

•	O. Bruton Smith = $975,000 (or 50% of the Target EPS Incentive Compensation Award)

•	Marcus G. Smith = $600,000 (or 50% of the Target EPS Incentive Compensation Award)

•	William R. Brooks = $550,000 (or 50% of the Target EPS Incentive Compensation Award)

The Compensation Committee determined that the Company achieved Plan EPS of $0.96 for the fiscal year ended December 31, 2016. Accordingly, Messrs. O. Bruton Smith, Marcus G. Smith and Brooks earned Plan EPS incentive compensation awards of $1,701,818, $1,047,273, and $960,000, respectively.

LONG-TERM EQUITY COMPENSATION

The Compensation Committee believes that an appropriate level of equity-based compensation or equity holdings is part of a balanced and effective compensation program designed to align the interests of executive officers with those of stockholders.

In March 2016, the Compensation Committee made restricted stock grants of 35,000 shares of performance-based restricted stock to Mr. Brooks and 35,000 performance-based restricted stock units to Mr. Marcus G. Smith under the 2013 Stock Incentive Plan (each a “Restricted Stock Award”) for the fiscal year ended December 31, 2016. The Compensation Committee determined that the Restricted Stock Awards would be subject to forfeiture based on the extent to which Plan EPS for the fiscal year ended December 31, 2016 fell short of Target EPS as follows:

If Plan EPS was less than the Minimum EPS Threshold, then the Restricted Stock Awards would not vest and would be forfeited in their entirety.

If Plan EPS met or exceeded the Minimum EPS Threshold, the number of shares of Common Stock or restricted stock units, as applicable, that would remain outstanding under each Restricted Stock Award for the remainder of the restricted period (the outstanding shares being scheduled to vest in increments of one-third on each anniversary of the grant date) would equal:

•	The applicable Target Grant Amount; multiplied by

•	Plan EPS expressed as a percentage of Target EPS (however, the percentage cannot exceed 100%).

As discussed above in “Performance-Based Incentive Compensation,” the Compensation Committee determined that Plan EPS was $0.96 for the fiscal year ended December 31, 2016, exceeding the Minimum EPS Threshold. As such, Mr. Marcus G. Smith retained 30,545 restricted stock units with respect to his Restricted Stock Award with the remaining 4,455 restricted stock units being forfeited in their entirety, all of which units are to be settled in Common Stock. Mr. Brooks retained ownership of 30,545 restricted shares of Common Stock with the remaining 4,455 restricted shares being forfeited in their entirety.

The Compensation Committee has broad discretion regarding the types of long-term incentive compensation awarded to named executive officers and other employees of the Company, typically using either restricted stock, restricted stock units, stock option awards or some combination thereof. Depending upon circumstances in the future, the Compensation Committee may exercise its discretion and award all stock options, all restricted stock, all restricted stock units or a mixture thereof.

OTHER BENEFIT PLANS

Each executive officer of SMI was also eligible in 2016 to participate in various benefit plans provided to other employees of SMI. These benefit plans are intended to provide a safety net of coverage for various events, such as death, disability and retirement.

Senior level highly compensated Company employees, including the executive officers of SMI, were also eligible to participate in the Speedway Motorsports, Inc. Deferred Compensation Plan (the “Deferred Plan”) during the 2016 calendar year. Under the Deferred Plan, eligible employees could elect to defer up to 75% of their annual base salary and up to 100% of their annual cash bonus or commission payments. SMI, in its sole discretion, may match deferred compensation contributions of executive officers and all other eligible participants. To date, no matching contributions have been made. Contributions by participants in the Deferred Plan, including the executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. To date, no named executive officer has participated in the Deferred Plan.

Additionally, the Compensation Committee approved an award of 40 personal flight hours on Company-provided aircraft for the Company’s Chief Executive Officer, effective January 1, 2016. The Compensation Committee concluded that such a benefit was reasonable for efficiency and security reasons.

FEDERAL INCOME TAX CONSIDERATIONS

The incentive compensation paid to the Company’s executive officers is based primarily on Company performance. The Compensation Committee considers the potential effect of Section 162(m) of the Code, in designing our executive compensation program, along with other factors in the context of our overall approach to executive compensation. Section 162(m) of the Code generally imposes a limitation on the deductibility of annual compensation in excess of $1,000,000 paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers), unless the compensation meets various technical requirements to constitute “performance-based” compensation. Executive officer compensation attributable to the exercise of stock options granted under the 2004 Stock Incentive Plan, the 2013 Stock Incentive Plan and incentive compensation paid under the Incentive Compensation Plan, generally is intended to meet the requirements for deductible performance-based compensation. The Compensation Committee intends to continue to manage SMI’s executive compensation program in a manner that is intended to preserve material federal income tax deductions when appropriate and if deductibility can be achieved without sacrificing flexibility and other important elements of the executive compensation program. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel and may from time to time award compensation that may not be deductible under Section 162(m) of the Code. The Compensation Committee retains the ability to evaluate performance and compensate our executive officers appropriately in the Committee’s judgment, even if it may result in certain compensation that may not be deductible under Section 162(m) of the Code. The Compensation Committee believes that the flexibility to award such compensation serves the interests of the Company and its stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant. In addition, there is no guarantee that incentive bonuses or awards or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in SMI’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A.

Compensation Committee

Tom E. Smith, Chairman

Bernard C. Byrd, Jr.

Mark M. Gambill

James P. Holden

2016 SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid by or on behalf of SMI to the Company’s named executive officers for services rendered during the fiscal years ended December 31, 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(2)	All Other Compen- sation ($)(3)		Total ($)
O. Bruton Smith,	2016	650,000	-	-	-	1,701,818	-		2,351,818
Executive Chairman	2015	650,000	-	-	-	1,825,909	-		2,475,909
	2014	600,000	-	-	-	1,669,091	-		2,269,091
Marcus G. Smith,	2016	600,000	-	631,098	-	1,047,273	156,701	(4)	2,435,072
Chief Executive Officer and President	2015	600,000	-	2,124,382	-	1,123,636	17,035		3,865,053
	2014	550,000	-	604,545	-	1,020,000	14,521		2,189,066
William R. Brooks,	2016	550,000	-	631,098	-	960,000	11,807		2,152,905
Vice Chairman, Chief	2015	550,000	-	743,534	-	1,030,000	11,244		2,334,778
Financial Officer and Treasurer	2014	550,000	-	604,545	-	1,020,000	8,559		2,183,104

(1)

Stock Awards were granted pursuant to the 2013 Stock Incentive Plan in 2016, 2015 and 2014. The amounts for Stock Awards reflect the grant date fair value of such awards computed in accordance with FASB ASC Topic 718. See Note 11 to the Consolidated Financial Statements in the Company’s 2016 Annual Report on Form 10-K for additional information concerning this plan.

(2)	Amounts shown are non-equity incentive compensation payments made pursuant to the Incentive Compensation Plan earned in the year specified and paid in the first quarter of the following year.

(3)

Includes the Company’s match to the 401(k) Plan and the Company’s contribution to employee benefit plans available to all employees. The aggregate amount of perquisites received in each of 2014, 2015 and 2016 did not exceed $10,000 for any named executive officer, except with respect to Mr. Marcus G. Smith as set forth in Note (4) below.

(4)

Includes $140,250 for personal use of private aircraft leased by the Company from Sonic Financial pursuant to the Joint Services Agreement between the Company and Sonic Financial, effective January 1, 2015. See “Transactions with Related Persons” below. This amount was calculated by multiplying the number of hours used by the hourly rated specified in the agreement, which varies depending on the aircraft used and ranges from $5,100 to $5,500 per hour.

2016 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all individual grants of plan-based awards granted to named executive officers for the fiscal year ended December 31, 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	($)
O. Bruton Smith	3/8/2016	975,000	1,950,000	-	-	-	-	-
Marcus G. Smith	3/8/2016	600,000	1,200,000	-	17,500	35,000	-	631,098
William R. Brooks	3/8/2016	550,000	1,100,000	-	17,500	35,000	-	631,098

(1)	Amounts earned for 2016 are set forth in the Summary Compensation Table. Awards were made in accordance with the Incentive Compensation Plan.

(2)

The Stock Awards were adjusted on February 28, 2017, based on final certification of performance targets, to the following amounts: Mr. Marcus G. Smith from 35,000 restricted stock units to 30,545 restricted stock units (to be settled in shares of Common Stock), and Mr. William R. Brooks from 35,000 to 30,545 shares of restricted stock. Stock Awards were made in accordance with the 2013 Stock Incentive Plan.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards held by named executive officers at the end of the fiscal year ended December 31, 2016:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
O. Bruton Smith	-	-	-	-		-	-		-
Marcus G. Smith	-	-	-	93,531	(1)	2,026,817	35,000	(4)	758,450
William R. Brooks	-	-	-	32,667	(2)	707,894	35,000	(5)	758,450

(1)

10,924 restricted stock units vested on March 3, 2017, 10,818 vested on March 4, 2017, 10,925 vest on March 3, 2018, and 60,864 vest on March 3, 2020, all of which have been or will be settled in shares of common stock.

(2)	10,924 shares of restricted stock vested on March 3, 2017, 10,818 vested on March 4, 2017, and 10,925 vest on March 3, 2018.

(3)	Market value based on the December 30, 2016 closing market price of the Common Stock of $21.67.

(4)

The award of 35,000 performance-based restricted stock units was adjusted on February 28, 2017 based on the final certification of performance targets under the 2013 Stock Incentive Plan for 2016 from 35,000 to 30,545, to be settled in shares of Common Stock. 10,182 restricted stock units vested on March 8, 2017, 10,181 vest on March 8, 2018, and 10,182 vest on March 8, 2019.

(5)

The award of 35,000 performance-based shares of restricted stock was adjusted on February 28, 2017 based on the final certification of performance targets under the 2013 Stock Incentive Plan for 2016 from 35,000 to 30,545. 10,182 shares vested on March 8, 2017, 10,181 vest on March 8, 2018, and 10,182 vest on March 8, 2019.

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding each vesting of restricted stock and restricted stock units during the fiscal year ended December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Bruton Smith	-	-
Marcus G. Smith	32,242	613,014
William R. Brooks	32,242	613,014

2016 DIRECTOR COMPENSATION

The following table sets forth the compensation of the Company’s non-employee directors for services rendered in 2016. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Total ($)
Bernard C. Byrd, Jr.(1)	103,500	72,571	176,071
Mark M. Gambill(2)	110,500	72,571	183,071
James P. Holden(3)	118,500	72,571	191,071
Tom E. Smith(4)	113,500	72,571	186,071

(1)	As of December 31, 2016, Mr. Byrd held 3,994 shares of restricted stock.

(2)	As of December 31, 2016, Mr. Gambill held 3,994 shares of restricted stock.

(3)	As of December 31, 2016, Mr. Holden held 3,994 shares of restricted stock.

(4)	As of December 31, 2016, Mr. Smith held 3,994 shares of restricted stock.

(5)

Awards of restricted stock were made pursuant to the Company’s 2008 Formula Restricted Stock Plan on April 20, 2016. The amounts for Stock Awards reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718.

Members of the Board who are not employees of the Company receive automatic annual grants of restricted stock under the 2008 Formula Restricted Stock Plan. The annual grant of restricted stock is made on the first business day following the Company’s annual meeting of stockholders. The number of restricted shares of Common Stock granted to an eligible non-employee director is determined by dividing $75,000 by the average closing price of Common Stock on the NYSE for the twenty trading days immediately preceding the grant date rounded up to the nearest whole share. Subject to the director’s continued service on the Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of stockholders following the grant date. For additional information concerning the 2008 Formula Restricted Stock Plan, see Note 11 to the Consolidated Financial Statements in the Company’s 2016 Annual Report on Form 10-K.

In 2016, each non-employee director also received:

•	An annual cash retainer of $75,000;

•	$1,500 for each Board and committee meeting attended; and

•	An annual cash retainer of $10,000 to each respective Chairman of the Audit Committee, Compensation Committee and the Lead Independent Director.

•	The Chairman of the Nominating/Corporate Governance Committee received an annual cash retainer of $5,000.

The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI.

TRANSACTIONS WITH RELATED PERSONS

It is the Company’s policy, as set forth in its Corporate Governance Guidelines, to have the Audit Committee review and approve related person transactions for conflicts of interest. In its review, the Audit Committee considers whether a particular transaction is in the best interests of the Company, whether the transaction is on economic terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party and the materiality of the interest to the related person.

Pursuant to a joint services agreement between the Company and Sonic Financial that became effective on January 1, 2015, the Company and Sonic Financial utilize certain shared employees, with each party responsible for its proportionate share of each employee’s total wages (except the Company’s portion of the value of Sonic Financial’s shared employee is offset against any amounts owed by Sonic Financial to the Company). In addition, under the joint services agreement, Sonic Financial provides the Company access to the use of airplanes at hourly rates set forth in the agreement. The Company incurred net expenses of approximately $930,000 under the joint services agreement in 2016.

The Company and certain Company subsidiaries lease office and warehouse facilities from affiliates of the Company through common ownership by the Company’s Executive Chairman and Chief Executive Officer under annually renewable lease agreements. Rent expense for the Company and these subsidiaries in 2016 approximated $721,000. At December 31, 2016, amounts owed to these affiliates were de minimis.

Oil-Chem Research Corporation (“Oil-Chem”) sells zMAX micro-lubricant® product to certain SAI dealerships for resale to service customers of the dealerships in the ordinary course of business. SAI is a Company affiliate through common ownership by the Company’s Executive Chairman and Chief Executive Officer. Total purchases from Oil-Chem by SAI dealerships approximated $2.1 million in 2016. SMISC Holdings, Inc., a subsidiary of the Company (“SMI Properties”), sells apparel and other merchandise to SAI and its dealerships. Total purchases from SMI Properties by SAI and its dealerships totaled approximately $937,000 in 2016. Various SMI subsidiaries purchased new and used vehicles for operations and employee use from certain subsidiary dealerships of SAI in 2016 for an aggregate of approximately $162,000. At December 31, 2016, associated amounts due from and due to SAI and its dealerships were de minimis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires SMI’s officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC rules require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its officers, directors and more than 10% beneficial owners were complied with on a timely basis in 2016.

EXPENSES OF SOLICITATION

The Company pays the cost of proxy solicitation, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to mailings, proxies may be solicited personally, by telephone or electronically, by corporate officers and employees of the Company, who will not receive additional compensation for such efforts. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to forward proxies to customers owning such stock, where applicable, and will reimburse them for their reasonable expenses of forwarding proxy materials to customers.

DEADLINES FOR 2018 STOCKHOLDER PROPOSALS

For stockholder proposals intended to be presented at the 2018 annual meeting of stockholders to be eligible for inclusion in the Company’s proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal executive offices no later than November 21, 2017.

Regarding stockholder proposals intended to be presented at the 2017 annual meeting of stockholders but not included in the Company’s proxy statement, stockholders must give SMI advance notice of their proposals to be considered timely under the Company’s Bylaws. The Bylaws state that written notice of such proposals must be delivered to the principal executive offices of SMI:

•	In the case of an annual meeting that occurs within 30 days of the anniversary of the Annual Meeting, not less than 60 days nor more than 90 days prior to such anniversary date; and

•

In the case of an annual meeting called for a date not within 30 days before or after the anniversary date of the Annual Meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first.

All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

OTHER MATTERS

In the event that any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

APPENDIX A

SPEEDWAY MOTORSPORTS, INC.

2013 STOCK INCENTIVE PLAN

Amended and Restated as of April 19, 2017

Article 1
PURPOSE And Effective date

1.1     Purposes of the Plan. Speedway Motorsports, Inc. (the “Company”) has established this Speedway Motorsports, Inc. 2013 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to (a) provide incentives to key employees, directors, consultants and other individuals providing services to the Company and its Subsidiaries to contribute to the Company’s performance and growth, (b) offer such persons stock ownership in the Company and other compensation that promotes the financial success of the Company and aligns their interests with those of the Company’s other stockholders and (c) enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2     Effective Date. The Plan was initially adopted by the Board of Directors on February 13, 2013, and was effective upon the requisite approval of the Company’s stockholders at the 2013 Annual Meeting of Stockholders. No Awards could be granted prior to stockholder approval of the Plan. This amendment and restatement is a continuation of the Plan and shall be effective as of April 19, 2017 subject to the requisite approval of the Company’s stockholders at the 2017 Annual Meeting of Stockholders.

Article 2
DEFINITIONS

2.1     Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)     “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Awards.

(b)     “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

(c)     “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)     “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” (i) the commission by the Participant of a crime or other act or practice that involves dishonesty or moral turpitude and either has an adverse effect on the Company or a Subsidiary or its reputation or is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary (whether or not resulting in criminal prosecution or conviction); (ii) the Participant’s gross negligence or willful misconduct in respect of the Participant’s service with the Company or a Subsidiary; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Participant’s superiors or the Board of Directors. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of the Participant’s Termination of Service and includes a definition of “Cause,” then the definition of “Cause” in such agreement shall supplement the foregoing definition of “Cause” and shall also apply to the Participant. Following a Participant’s Termination of Service, if it is determined that the Participant’s service could have been terminated for Cause, such Participant’s service shall be deemed to have been terminated for Cause. In any event, “Cause” shall be determined by the Committee (or its delegate).

(e)     “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any of the following events:

(i)     the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50.1% or more of either (A) the then outstanding shares of the Common Stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that Person shall not include any person who, on the effective date of the Plan, beneficially owns 12.0% or more of the Company’s outstanding securities, and provided further, that the following transactions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition by an entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subparagraph (iii) of this Section 2.1(e); or

(ii)     a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph (ii), any individual who becomes a member of the Board subsequent to the beginning of the two-year period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board; or

(iii)     the approval by the stockholders of the Company of a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by the stockholders of the Company, to the consent of any governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), unless, following such Corporate Transaction (A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50.1% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company, or any such corporation resulting from the Corporate Transaction, or to the extent applicable as described in (A) above, the parent company thereof) beneficially owns, directly or indirectly, 12.0% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or to the extent applicable as described in (A) above, the parent company thereof) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)     the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award provides nonqualified deferred compensation within the meaning of Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code and Treasury Regulations thereunder.

(f)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(g)     “Committee” means (i) the Compensation Committee of the Board (or a subcommittee thereof); (ii) in the absence of such committee, any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan; or (iii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code.

(h)     “Common Stock” means the common stock of the Company, par value $0.01 per share.

(i)     “Company” means Speedway Motorsports, Inc., a Delaware corporation, or any successor thereto.

(j)     “Director” means any individual who is a member of the Board of Directors of the Company.

(k)     “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award provides nonqualified deferred compensation within the meaning of Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(l)     “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.

(m)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(n)     “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii)     If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

(iii)     If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(o)     “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(p)     “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(q)     “Named Executive Officer” means a Participant who is considered a “covered employee” for purposes of Section 162(m) of the Code.

(r)     “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(s)     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t)     “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(u)     “Participant” means an Employee, Director, consultant or other person who performs services for the Company or a Subsidiary who has been granted an Award under the Plan and which Award is outstanding.

(v)     “Performance Award” means an Award granted under Article 10 upon or subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion in accordance with Article 10.

(w)     “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of a Performance Award, as described in Section 10.1(b) hereof.

(x)     “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

(y)     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as referenced in Section 13(d) thereof.

(z)     “Plan” means this Speedway Motorsports, Inc. 2013 Stock Incentive Plan, as amended from time to time.

(aa)     “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock or Restricted Stock Units subject to such Award are no longer restricted and subject to forfeiture.

(bb)     “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8 which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as designated by the Committee.

(cc)     “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to such restrictions as designated by the Committee. Restricted Stock Units are not actual shares of Common Stock.

(dd)     “SAR” means a stock appreciation right granted pursuant to Article 7.

(ee)     “Stock Award” means an equity-based award granted pursuant to Article 9.

(ff)     “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls 50% or more of the voting power or equity or profits interests; provided, that for purposes of eligibility to receive Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

(gg)     “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

(hh)     “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee, Director, consultant or otherwise for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

Article 3
ADMINISTRATION

3.1     General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2     Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting or exercise conditions applicable to an Award; the duration of an Award; whether an Award is intended to qualify as a Performance Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; whether, to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; subject to applicable law, the effect of a suspension of employment or leave of absence on an Award; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration; delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan. Notwithstanding the foregoing, the Board shall have full and exclusive power to make the determinations set forth above with respect to Awards to non-employee Directors.

3.3     Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A of the Code or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.

3.4     Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically by the Company or posted on the Company’s intranet, and to the extent permitted by the Committee or the Company, notices by Participants.

3.5     Delegation. To the extent permitted by applicable law and only to the extent that any such action will not prevent the Plan or any Award from satisfying an exemption under Rule 16b-3 of the Exchange Act, the outside director requirement of Section 162(m) of the Code, the rules of any applicable securities exchange or any other applicable law, the Committee may delegate to executive officers of the Company (or other such persons it deems appropriate) the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate; provided that Awards to executive officers and substantive matters related thereto shall be determined solely by the Committee. For the avoidance of doubt and without limiting the foregoing, the authority to grant Restricted Stock or other Awards may not be delegated unless permitted by Delaware law.

3.6     Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.7     Indemnification. In addition to such other rights they may have as Directors or members of the Committee under the Company’s Articles of Incorporation or Bylaws or otherwise, each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award and against all amounts paid by the member in settlement thereof (provided such settlement is approved by the Company) or paid by the member in satisfaction of any judgment in any such action, suit or proceeding against the member, except with respect to matters as to which the member of the Committee or Board has been grossly negligent or engaged in willful misconduct with respect to the performance of the member’s duties or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

Article 4
STOCK SUBJECT TO THE PLAN; LIMITS

4.1     Stock Available Under the Plan. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is Three Million Five Hundred Thousand (3,500,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, treasury shares or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.

Notwithstanding the other provisions of this Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be Three Million Five Hundred Thousand (3,500,000) shares, subject to adjustments as provided in Section 4.3. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

4.2     Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

(a)     Individual Option and SAR Limit. No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering more than Three Hundred Thousand (300,000) shares of Common Stock.

(b)     Individual Limit on Other Awards. With respect to any Awards, other than Options and SARs, that are intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code), no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than One Hundred Thousand (100,000) shares of Common Stock. With respect to any cash-based Stock Award that is intended to be a Performance Award, the maximum cash payment that may be paid during any one calendar year to a Participant shall be $10,000,000.

The foregoing limitations shall be applied in a manner that will permit Awards that are intended to constitute “performance-based compensation” under Section 162(m) of the Code to meet the applicable requirements thereunder.

4.3     Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Committee to the maximum number and kind of shares of Common Stock that may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 (to the extent such adjustment would not cause a failure to comply with the “performance-based compensation” exception under Section 162(m) of the Code) and in the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its sole discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event that in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

Article 5
ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees, Directors, consultants who are natural persons and other individuals providing services to the Company or a Subsidiary (provided such consultants and other individuals render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.

Article 6
STOCK OPTIONS

6.1     Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a)     Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

(b)     Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)     Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

(d)     Option Term. The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten years from the date of its grant or, in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

(e)     Termination of Service. Except to the extent that an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service for any reason.

(i)     Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an outstanding Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) the date three months following such Termination of Service or (B) the expiration of the term of such Option as set forth in the Award Agreement.

(ii)     Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an outstanding Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) the date twelve months following such Termination of Service or (B) the expiration of the term of such Option as set forth in the Award Agreement.

(iii)     Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the three-month or twelve-month period described in subparagraph (i) or (ii) above, then an outstanding Option may be exercised to the extent the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within the period ending on the earlier of (A) the date twelve months following the date of death or (B) the expiration of the term of such Option as set forth in the Award Agreement.

(f)     ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

(g)     Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to the Company in full (i) in cash or cash equivalents acceptable to the Company, (ii) subject to applicable law, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its discretion), (iii) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by the Company through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to the Company, (iv) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “net share settlement” procedure, or (v) a combination of the foregoing. The Committee also may provide that Options may be exercised by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price).

(h)     Transfer Restrictions. Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit further transferability of Options, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(i)     No Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

Article 7
STOCK APPRECIATION RIGHTS

7.1     Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a)     Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b)     Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c)     Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d)     Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten (10) years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e)     Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant's SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f)     Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g)     Nontransferability. SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant's lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant's guardian or legal representative in the event of the Participant's legal incapacity).

(h)     No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

Article 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1     Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a)     Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)     Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c)     Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.

(d)     Other Restrictions. The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock or all Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e)     Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as specified in the Award Agreement.

(f)     Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g)     Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise set forth by the Committee in the Award Agreement, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and all Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited. Notwithstanding the foregoing, in the event that a Participant’s Termination of Service is the result of the Participant’s death, Disability or Involuntary Termination Without Cause, the Committee may elect, in its discretion, to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant’s Restricted Stock.

(h)     Stockholder Rights.

(i)     Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(ii)     Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

(iii)     Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i)     Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (i) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (ii) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9
STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10

PERFORMANCE AWARDS

10.1     Performance Awards. Subject to the terms of the Plan (including the award limits in Section 4.2), the Committee may grant an Award of Restricted Stock or Restricted Stock Units or a Stock Award upon or subject to the attainment of one or more Performance Goals (a “Performance Award”) based upon a determination that the Participant is or may become a Named Executive Officer and the Committee intends for such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

(a)     Award Agreement. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the applicable Performance Goals, the Performance Period, the method or formula for determining the extent to which the Performance Award has been earned, and such other additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)     Performance Goals. The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: (i) stock price (including but not limited to growth measures); (ii) earnings per share (basic or diluted); (iii) net earnings; (iv) operating or other earnings; (v) gross, net or operating profits, or other corporate profit measures; (vi) gross or net revenues; (vii) gross or net revenue growth; (viii) cash flow measures (including but not limited to operating cash flow, free cash flow, and cash flow return on investment); (ix) net income or operating income; (x) financial return ratios; (xi) stockholder return; (xii) return on equity; (xiii) return on investment; (xiv) return on net assets; (xv) reduction of debt; (xvi) debt rating; (xvii) debt to equity ratio; (xviii) debt to capitalization ratio; (xix) consummation of debt offerings; (xx) consummation of equity offerings; (xxi) sales; (xxii) market share; (xxiii) expense or cost reduction levels; (xxiv) growth in assets or sales; (xxv) objective measures of personal targets, goals or completion of projects (including but not limited to completion of corporate transactions or expansions of specific business operations); or (xxvi) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures, provided that the measurement of any such Performance Goals must be objectively determinable. Performance Goals may be expressed by reference to or based on the performance of (i) the Company or one or more divisions, business units, Subsidiaries or other entities in which the Company has a significant ownership interest (provided, that a Performance Goal related to any such entity would satisfy the requirements for performance-based compensation under Section 162(m) of the Code); (ii) the Company and/or its Subsidiaries as a whole, or (iii) any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria. The foregoing criteria shall have any reasonable definitions that the Committee may specify.

The Committee shall have the authority to define the manner of calculating the Performance Goals it selects to use for a Performance Period. Performance Goals established by the Committee can be particular to a Participant and/or different each Performance Period. Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by comparison to a pre-established target, to previous years, or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).

In establishing the Performance Goals, the Committee is authorized, in its sole discretion, to provide for the determination of Performance Goals either before or after taxes and to provide for automatic inclusion, exclusion or adjustment (in measures of achievement, amounts payable, or other award terms) to reflect the following objectively determinable items and events that may affect Performance Goals: (A) asset write-downs or impairment charges; (B) reorganizations or restructurings; (C) acquisitions or divestitures; (D) discontinued operations and nonrecurring charges; (E) events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) the effect of other unusual or non-recurring charges, income items or other events (or objectively determinable category thereof), including but not limited to reductions in force, and refinancing/restructuring of short term and/or long term debt; (G) litigation or claim expenses, judgments or settlements; or (H) the effect of changes in accounting principles, tax laws or other laws or regulatory rules affecting reported results. In the event that applicable tax and/or securities laws change to allow the Committee the discretion to alter the governing Performance Goals for Incentive Awards without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval.

The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants to the extent they are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

(c)     Payment. Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or a Change in Control.

(d)     Code Section 162(m). The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate for Performance Awards that are intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code.

ARTICLE 11
CHANGE IN CONTROL

11.1     Impact on Options and SARs. Notwithstanding any other provision of the Plan, in the event of a Change in Control, any Option and any SAR outstanding as of the date such Change in Control is determined to have occurred, and which is not yet then exercisable and vested, shall become fully exercisable and vested.

11.2     Impact on Restricted Stock and Restricted Stock Units. Notwithstanding any other provision of the Plan, in the event of a Change in Control, all Awards of Restricted Stock and Restricted Stock Units (including Performance Awards) and Stock Awards outstanding as of the date such Change in Control is determined to have occurred shall be deemed vested, and all restrictions shall be deemed lapsed, all terms and conditions (including applicable Performance Goals) shall be deemed satisfied and the Restricted Period and, if applicable, the Performance Period shall be deemed to have ended.

ARTICLE 12
AMENDMENT, SUSPENSION AND TERMINATION

12.1     Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Board, the Plan shall terminate on February 13, 2023, a term of ten years from the date the Plan was initially adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

12.2     Amendment of Awards. Subject to Section 12.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.

12.3     Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or address other regulatory matters without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).

ARTICLE 13
WITHHOLDING

13.1     Tax Withholding Requirements. The Company and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 13.2, other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local, or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or settle any Awards payable hereunder if such withholding requirements have not been satisfied.

13.2     Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having the Company or applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) by having the Company or applicable Subsidiary withhold or retain from an Award shares of Common Stock or by the Participant delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest), provided, that any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act, and provided further, that the Committee may permit share withholding in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Award as a liability for financial accounting purposes. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.

ARTICLE 14
GENERAL PROVISIONS

14.1     Company Policies. All Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company or any Subsidiary any amount that may be required to be repaid under any such policy.

14.2     Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including without limitation the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.

14.3     Deferrals. Subject to Section 14.11, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 14.11, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

14.4     No Employment Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

14.5     No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

14.6     No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock or cash payments or other property under the Plan, such right shall be only contractual in nature and unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and/or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.

14.7     Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

14.8     Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.

14.9     Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

14.10     Compliance with Code Section 162(m). It is intended that the Plan comply fully with and meet all of the requirements for “performance-based compensation” under Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the “performance-based compensation” exception under Section 162(m) of the Code is required or desired, it is intended that Performance Awards granted under this Plan also comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary in accordance with Section 162(m) of the Code (which Treasury Regulations thereunder currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation,” and the Committee may grant Awards that do not satisfy the requirements of Section 162(m) of the Code.

14.11     Compliance with Code Section 409A. It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of and subject to Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in an Award Agreement, to the extent that any Award provides for a deferral of compensation for purposes of Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six months following such separation from service (except as Section 409A of the Code may permit), and shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

14.12     Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements (including an arrangement not intended to be performance-based compensation under Section 162(m) of the Code) or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

14.13     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

14.14     Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.

14.15     Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards hereunder will be exclusively in the state or federal courts (as applicable) sitting in Mecklenburg County, North Carolina.

14.16     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

14.17     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

APPENDIX B

SPEEDWAY MOTORSPORTS, INC.

INCENTIVE COMPENSATION PLAN

Amended and Restated as of April 19, 2017

Section 1. Purposes

The purpose of the Speedway Motorsports, Inc. Incentive Compensation Plan is to provide incentives to highly-qualified executives and other key employees in an effort to motivate them to continue service with the Company, devote their best efforts to the Company and improve the Company's economic performance, thus enhancing the value of the Company for the benefit of shareholders. The Plan also is intended to serve as a qualified performance-based compensation program for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

Section 2. Definitions

Throughout this Plan, when capitalized the following terms shall have the respective meanings set forth below:

(a)     "Board" shall mean the Board of Directors of the Company.

(b)     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(c)     "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof, provided that the Committee shall consist of two or more members each of whom is an outside director within the meaning of Section 162(m) of the Code.

(d)     "Company" shall mean Speedway Motorsports, Inc., a corporation organized under the laws of the State of Delaware, or any successor.

(e)     "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

(f)     "Incentive Award" shall mean a cash incentive compensation award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Performance Period.

(g)     "Participant" shall mean an executive officer or other key employee of the Company or one of its Subsidiaries who is selected by the Committee to participate in the Plan.

(h)     "Performance Goals" shall mean the criteria and objectives that must be met during the Performance Period as a condition of the Participant's receipt of payment with respect to an Incentive Award, as described in Section 5 hereof.

(i)     "Performance Period" shall mean the period designated by the Committee during which the Performance Goals with respect to a particular Participant will be measured.

(j)     "Plan" shall mean this Speedway Motorsports, Inc. Incentive Compensation Plan, as amended from time to time.

(k)     "Subsidiary" shall mean any subsidiary or other business organization in which the Company owns, directly or indirectly, more than 50% of the voting power, stock or capital interest.

Section 3. Administration

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all of the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the terms, conditions, restrictions, Performance Period and Performance Goals relating to any Incentive Award; to adjust compensation payable upon attainment of Performance Goals (subject to the limitations of the Plan); to construe and interpret the Plan and any Incentive Awards; to determine all questions arising under the Plan or any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Award granted hereunder.

Section 4. Eligibility

Executive officers of the Company and key employees of the Company and its Subsidiaries who are designated by the Committee may participate in the Plan. In determining the persons who may participate in the Plan, the Committee may take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. The fact that an executive officer or key employee has been designated to participate in the Plan for one Performance Period does not assure that such person will be eligible to participate in any subsequent Performance Period.

Section 5. Incentive Awards and Performance Goals

(a)     In General. The Committee shall establish in writing for each Participant the applicable Performance Period, the amount of or the method or formula for determining the actual Incentive Award for such Participant (which may include the establishment of a target Incentive Award) with respect to such Performance Period, the Performance Goal(s) that must be achieved in order for the Participant to receive an Incentive Award under the Plan with respect to such Performance Period, and any other conditions that the Committee deems appropriate and consistent with the Plan, and in the case of Covered Employees, with the requirements for performance-based compensation under Section 162(m) of the Code. All of the foregoing must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established.

(b)     Performance Goals. The Committee shall establish one or more Performance Goals for each Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: (i) stock price (including but not limited to growth measures); (ii) earnings per share (basic or diluted); (iii) net earnings; (iv) operating or other earnings; (v) gross, net or operating profits, or other corporate profit measures; (vi) gross or net revenues; (vii) gross or net revenue growth; (viii) cash flow measures (including but not limited to operating cash flow, free cash flow, and cash flow return on investment); (ix) net income or operating income; (x) financial return ratios; (xi) stockholder return; (xii) return on equity; (xiii) return on investment; (xiv) return on net assets; (xv) reduction of debt; (xvi) debt rating; (xvii) debt to equity ratio; (xviii) debt to capitalization ratio; (xix) consummation of debt offerings; (xx) consummation of equity offerings; (xxi) sales; (xxii) market share; (xxiii) expense or cost reduction levels; (xxiv) growth in assets or sales; (xxv) objective measures of personal targets, goals or completion of projects (including but not limited to completion of corporate transactions or expansions of specific business operations); or (xxvi) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures, provided that the measurement of any such Performance Goals must be objectively determinable. Performance Goals may be expressed by reference to or based on the performance of (i) the Company or one or more divisions, business units, Subsidiaries or other entities in which the Company has a significant ownership interest (provided, that a Performance Goal related to any such entity would satisfy the requirements for performance-based compensation under Section 162(m) of the Code); (ii) the Company and/or its Subsidiaries as a whole, or (iii) any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria. The foregoing criteria shall have any reasonable definitions that the Committee may specify.

The Committee shall have the authority to define the manner of calculating the Performance Goals it selects to use for a Performance Period. Performance Goals established by the Committee can be particular to a Participant and/or different each Performance Period. Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by comparison to a pre-established target, to previous years, or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).

In establishing the Performance Goals, the Committee is authorized, in its sole discretion, to provide for the determination of Performance Goals either before or after taxes and to provide for automatic inclusion, exclusion or adjustment (in measures of achievement, amounts payable, or other award terms) to reflect the following objectively determinable items and events that may affect Performance Goals: (A) asset write-downs or impairment charges; (B) reorganizations or restructurings; (C) acquisitions or divestitures; (D) discontinued operations and nonrecurring charges; (E) events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) the effect of other unusual or non-recurring charges, income items or other events (or objectively determinable category thereof), including but not limited to reductions in force, and refinancing/restructuring of short term and/or long term debt; (G) litigation or claim expenses, judgments or settlements; or (H) the effect of changes in accounting principles, tax laws or other laws or regulatory rules affecting reported results. In the event that applicable tax and/or securities laws change to allow the Committee the discretion to alter the governing Performance Goals for Incentive Awards without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval.

The Committee also may establish subjective Performance Goals for Participants, provided that for Covered Employees, the subjective Performance Goals may be used only to reduce, and not increase, the Incentive Award otherwise payable under the Plan.

(c)      Incentive Awards.

(i)     Objective Formula. In accordance with subparagraph (a) above, the Committee must establish in writing the amount of or method or formula for calculating a Participant's potential Incentive Award for each Performance Period. The potential Incentive Award must be expressed in terms of an objective formula or standard, and may be stated in terms of a specific dollar amount, a percentage of salary, a percentage of the applicable criteria underlying the specified Performance Goal(s) (or a percentage thereof in excess of a threshold amount), or in some other objectively determinable manner. The foregoing also may be expressed in the form of a range, pursuant to which the actual amount of the Incentive Award payable under the Plan may vary depending upon the extent to which the Performance Goals for the Performance Period have been attained. The Committee also may establish a Participant’s potential Incentive Award as a percentage of a bonus pool; provided, however, that the amount of the bonus pool (or the formula for determining the amount of the bonus pool) shall be established in accordance with the requirements of this Section 5 and that the sum of the individual maximum percentages of the bonus pool that each Participant potentially could receive shall not exceed 100%.

The formula or standard for determining the actual amount of the Incentive Award must be such that a third party having knowledge of the extent to which the Performance Goals have been attained could calculate the amount to be paid to the Participant. However, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but the Committee shall not increase the amount payable to any Covered Employee in a manner that would cause the Incentive Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.

(ii)     Plan Maximum. Notwithstanding any other provision of the Plan, the maximum amount payable with respect to an Incentive Award to any Participant during any calendar year to any one Participant shall not exceed $10,000,000.

(d)     Payment of Incentive Awards.

(iii)     Conditions on Payment. Following the completion of the Performance Period, the Committee shall review and certify in writing the extent to which the applicable Performance Goals and any other material terms of the Incentive Award have been achieved or exceeded. Payment of an Incentive Award shall be made to a Participant for a particular Performance Period only: (A) for such amount as is earned based on the achievement of the Performance Goals, as determined and certified in writing by the Committee, and (B) if, except as otherwise set forth below in Section 5(d)(ii), the Participant remains employed by the Company or one of its Subsidiaries until the date of payment of the Incentive Award (or, alternatively, on the last day of the Performance Period, if the Committee shall have substituted such alternative requirement for such Participant at the time it established the Performance Goals for such Performance Period). Notwithstanding the foregoing, the Compensation Committee may reduce or eliminate the amount payable to any Participant through the use of negative discretion (consistent with Section 162(m) of the Code) if, in its sole discretion, it determines that such reduction or elimination is appropriate.

(iv)     Termination of Employment. A Participant shall not be entitled to payment of an Incentive Award if the Participant does not remain continuously employed by the Company or one its Subsidiaries until the date of payment of such Incentive Award pursuant to Section 5(d)(iii)(A) below (or, alternatively, on the last day of the Performance Period, if the Committee shall have substituted such alternative requirement for such Participant at the time it established the Performance Goals for such Performance Period). Notwithstanding the foregoing, unless the Committee provides otherwise, in the event a Participant’s employment terminates due to his or her death or disability, the Participant (or his or her estate or the persons to whom the right to payment under this Plan passes by will or the laws of descent and distribution) shall be eligible to receive the prorated amount of the Incentive Award for which the Participant otherwise would have been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved. Payment of such prorated Incentive Award shall be made in accordance with the terms of Section 5(d)(iii) and Section 5(d)(iv).

(v)     Timing of Payment.

(A)     Following the end of the Performance Period, any payment to be made with respect to an Incentive Award shall be made pursuant to this Plan as soon as administratively practicable following the Committee's certification in accordance with Section 5(d)(i) above; provided, that any such payment shall be made between January 1 and March 15 of the calendar year following the calendar year in which the Performance Period ends.

(B)     To the extent that payment of any Incentive Award may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, provided that such plan and any related deferral elections comply with Section 409A of the Code.

(vi)     Form of Payment. Payment of each Participant’s Incentive Award for a Performance Period shall be made in cash (or its equivalent) in a lump sum, subject to applicable tax and other withholding.

(e)     Company Policies. All Incentive Awards (whether or not deferred under another plan) shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by the Company from time to time and all Incentive Awards shall be subject to clawback, forfeiture and recoupment in accordance with any applicable law, regulation or stock exchange listing requirement. Without limiting the foregoing, by acceptance of any Incentive Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy, law, regulation or stock exchange listing requirement.

Section 6. Withholding Taxes

The Company or Subsidiary employing any Participant shall have the right to deduct from all cash payments made pursuant to the Plan any and all federal, state and local taxes or other amounts required by law to be withheld.

Section 7. Miscellaneous Provisions

(a)     Compliance with Legal Requirements. The Plan and the granting of Incentive Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)     No Right To Continued Employment. Nothing in the Plan or in any Incentive Award shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such Participant's employment at any time for any reason.

(c)     Participant Rights. No person shall have any claim or right to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

(d)     Unfunded Status of Incentive Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Payments shall be made solely from the general assets of the Company and its Subsidiaries. With respect to any payments for which a Participant may be eligible pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(e)     No Transferability of Rights. A Participant's rights and interests under the Plan may not be assigned, pledged, transferred or made subject to any lien, either directly or by operation of law or otherwise (except for a transfer by will or the laws of descent and distribution in the event of a Participant's death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

(f)     Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of North Carolina without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Incentive Awards hereunder will be exclusively in the state or federal courts of Mecklenburg County, North Carolina.

(g)     Other Compensation Plans. Nothing contained in this Plan shall prevent, or be construed to limit the authority of, the Company or the Committee from establishing other or additional compensation arrangements, including an arrangement not intended to meet the requirements for performance-based compensation under Section 162(m) of the Code.

(h)     Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

(i)     Successors. All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

Section 8. History and Effective Date

The Plan originally became effective upon its adoption by the Board on February 14, 2007, subject to the requisite approval of the shareholders of the Company at the 2007 Annual Meeting of Stockholders which was obtained on April 18, 2007. The Plan subsequently was amended by the Committee on December 2, 2008. The Plan also was amended and restated effective as of February 21, 2012 and approved at the 2012 Annual Meeting of Stockholders on April 17, 2012. This amendment and restatement of the Plan was adopted by the Committee on February 15, 2017, and shall be submitted for, and effective upon, the requisite approval of the shareholders of the Company at the 2017 Annual Meeting of Stockholders.

Section 9. Amendment and Termination of the Plan

The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that any amendment that increases the maximum amount that can be paid to a Participant during a Performance Period under the Plan or any other amendment that requires stockholder approval in order for the Plan to satisfy the requirements for performance-based compensation under Section 162(m) of the Code shall be subject to approval by the requisite vote of the shareholders of the Company. No amendment shall adversely affect any of the rights of any Participant, without such Participant's consent, under any Incentive Award theretofore granted under the Plan. Notwithstanding the foregoing, the Board or the Committee may amend the Plan or any Incentive Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant’s consent, including but not limited to any terms of an Incentive Award to comply with or meet an exemption from Section 409A of the Code.

Section 10. Reapproval of Plan

The Plan must be resubmitted to the shareholders of the Company as necessary to enable the Plan and Incentive Awards to qualify as performance-based compensation under Section 162(m) of the Code. As of the time of the Plan's adoption, Section 162(m) of the Code requires that the shareholders reapprove the Plan no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Section 11. Intent With Respect to Code Section 409A

It is the general intent of the Company that neither this Plan nor any Incentive Awards hereunder be subject to Section 409A of the Code. Notwithstanding the foregoing, to the extent that any Incentive Awards hereunder may constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, the Company intends that such Incentive Awards shall comply with Section 409A of the Code, and the Committee shall determine and interpret the terms of any such Incentive Awards consistent with such intent. To the extent an Incentive Award does not provide for a deferral of compensation (within the meaning of Section 409A of the Code), but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding the foregoing, the Company does not guarantee to any Participant (or any other person with an interest in an Incentive Award) that the Plan or any Incentive Award hereunder complies with or is exempt from Section 409A, and shall not have any liability to or indemnify or hold harmless any Participant or any third-party with respect to any tax consequences that arise under or in connection with Section 409A of the Code.

Section 12. Intent to Comply With Code Section 162(m)

It is the intent of the Company that the Plan and Incentive Awards under the Plan for Covered Employees comply with the requirements for performance-based compensation under Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan shall be modified or ceases to be required under Section 162(m) of the Code, the Committee may determine that such provision shall be correspondingly modified or cease to apply, as the case may be.

ANNUAL MEETING OF STOCKHOLDERS OF

SPEEDWAY MOTORSPORTS, INC.

April 19, 2017

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330403030000000000 9 041917

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON ITEM 1, "FOR" ON ITEMS 2, 4 AND 5, AND FOR "3 YEARS" ON ITEM 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN	
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐	
	1 year	2 years	3 years	ABSTAIN
3. Advisory vote on frequency of stockholder advisory vote on executive compensation.	☐	☐	☐	☐
	FOR	AGAINST	ABSTAIN	
4. To approve the Speedway Motorsports, Inc. 2013 Stock Incentive Plan, Amended and Restated as of April 19, 2017.	☐	☐	☐	
	FOR	AGAINST	ABSTAIN	
5. To approve the Speedway Motorsports, Inc. Incentive Compensation Plan, Amended and Restated as of April 19, 2017.	☐	☐	☐	

Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

IMPORTANT NOTE: To vote shares of SMI's common stock at the Annual Meeting (other than in person at the Annual Meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **In the absence of specific instructions, this Proxy will be voted "FOR ALL NOMINEES" on Item 1, "FOR" on Items 2, 4 and 5, and for "3 YEARS" on Item 3.**

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

SPEEDWAY MOTORSPORTS, INC.

Concord, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPEEDWAY MOTORSPORTS, INC.

The undersigned hereby appoints Mr. O. Bruton Smith and Mr. Tom E. Smith as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of the common stock of Speedway Motorsports, Inc. held of record by the undersigned on March 1, 2017 at the Annual Meeting of Stockholders to be held on April 19, 2017 or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

1.1 14475